________________________________________________________________________________

                              HALSEY DRUG CO., INC.

                                   $35,000,000

                     5% CONVERTIBLE SENIOR SECURED DEBENTURE

                               DUE MARCH 31, 2006


                              HALSEY DRUG CO., INC.

                          DEBENTURE PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 20, 2002


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                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----


ARTICLE I AUTHORIZATION OF THE SECURITIES; ADJUSTMENT OF
          CONVERSION PRICE ...................................................1

         1.1      Authorization of Securities.................................1

         1.2      Adjustment of Conversion Price..............................2

ARTICLE II SALE AND PURCHASE OF THE SECURITIES; SECURITY DOCUMENTS............3

         2.1      Sale and Purchase of the Securities.........................3

         2.2      Company Security Documents..................................3

         2.3      Guaranties..................................................3

         2.4      Guarantor Security Documents................................4

ARTICLE III CLOSING...........................................................4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................5

         4.1      Organization and Existence, etc.............................5

         4.2      Subsidiaries and Affiliates.................................5

         4.3      Capitalization..............................................6

         4.4      Authorization...............................................6

         4.5      Binding Obligations; No Material Adverse Contracts, etc.....7

         4.6      Compliance with Instruments, etc............................7

         4.7      Litigation..................................................8

         4.8      Financial Information; SEC Documents........................8

         4.9      Offering Exemption..........................................9

         4.10     Permits; Governmental and Other Approvals...................9

         4.11     Sales Representatives, Customers and Key Employees.........11

         4.12     Copyrights, Trademarks and Patents; Licenses...............11

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         4.13     Inventory..................................................12

         4.14     Registration Rights........................................12

         4.15     No Discrimination; Labor Matters...........................12

         4.16     Environmental Matters......................................13

         4.17     Taxes......................................................14

         4.18     Employee Benefit Plans and Similar Arrangements............14

         4.19     Personal Property..........................................16

         4.20     Real Property..............................................16

         4.21     Disclosure.................................................17

         4.22     Solvency...................................................17

         4.23     Insurance..................................................18

         4.24     Non-Competes...............................................18

         4.25     Product Warranty...........................................18

         4.26     Minute Books...............................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................18

ARTICLE VI CONDITIONS TO CLOSING OF THE PURCHASERS...........................19

         6.1      Representations and Warranties Correct; No Default.........19

         6.2      Performance................................................19

         6.3      Compliance Certificate.....................................19

         6.4      No Impediments.............................................19

         6.5      Waivers/Elections of Rights of First Refusal...............19

         6.6      Watson Consent; Amendment to Watson Term Loans;
                  Subordination Agreement ...................................19

         6.7      Consent of Holders of Existing Debentures..................20

         6.8      Consent of Galen Bridge Lenders............................20

         6.9      Recapitalization Agreement.................................20

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         6.10     Other Agreements and Documents.............................21

         6.11     Consents...................................................22

         6.12     Legal Investment...........................................22

         6.13     Proceedings and Other Documents............................22

         6.14     Opinion of Counsel.........................................22

         6.15     Reconstitution of the Board of Directors...................22

         6.16     Authorized Shares..........................................23

ARTICLE VII CONDITIONS TO CLOSING OF THE COMPANY.............................23

         7.1      Representations............................................23

         7.2      Legal Investment...........................................23

         7.3      Payment of Purchase Price..................................24

ARTICLE VIII PREPAYMENT......................................................24

ARTICLE IX AFFIRMATIVE COVENANTS.............................................24

         9.1      Maintenance of Corporate Existence,
                  Properties and Leases; Taxes; Insurance.....................24

         9.2      Basic Financial Information.................................25

         9.3      Notice of Adverse Change....................................27

         9.4      Compliance With Agreements; Compliance With Laws............27

         9.5      Protection of Licenses, etc.................................28

         9.6      Accounts and Records; Inspections...........................28

         9.7      Board Members and Meetings..................................29

         9.8      Maintenance of Office.......................................29

         9.9      Use of Proceeds.............................................30

         9.10     Payment of Debentures.......................................30

         9.11     Reporting Requirements......................................30

         9.12     Amendments to the Company's Certificate
                  of Incorporation ...........................................30

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         9.13     Director and Officer Insurance Coverage.....................31

         9.14     Further Assurances..........................................31

ARTICLE X NEGATIVE COVENANTS..................................................31

         10.1     Stay, Extension and Usury Laws..............................31

         10.2     Reclassification............................................32

         10.3     Liens.......................................................32

         10.4     Indebtedness................................................33

         10.5     Arm's Length Transactions...................................34

         10.6     Immaterial Subsidiaries.....................................34

         10.7     Loans and Advances..........................................34

         10.8     Intercompany Transfers; Transactions With Affiliates;
                  Diversion of Corporate Opportunities........................35

         10.9     Investments.................................................35

         10.10    Other Business..............................................35

         10.11    Employee Benefit Plans and Compensation.....................35

         10.12    Capital Expenditures........................................36

         10.13    Amendment, Etc..............................................36

         10.14    Formation of Subsidiaries...................................36

         10.15    Prohibition on Certain Cash Interest Payments...............36

ARTICLE XI INTENTIONALLY OMITTED..............................................36

ARTICLE XII EVENTS OF DEFAULT.................................................36

         12.1     Events of Default...........................................36

         12.2     Remedies....................................................39

         12.3     Enforcement.................................................40

ARTICLE XIII INDEMNIFICATION..................................................40

ARTICLE XIV AMENDMENT AND WAIVER..............................................41

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ARTICLE XV EXCHANGE OF DEBENTURES.............................................42

ARTICLE XVI TRANSFER OF DEBENTURES............................................42

         16.1     Notification of Proposed Sale...............................42

         16.2     Intentionally Omitted.......................................43

ARTICLE XVII RIGHT OF FIRST REFUSAL ADDITIONAL INVESTMENT.....................43

         17.1     Right of First Refusal......................................43

ARTICLE XVIII CO-SALE RIGHTS..................................................45

ARTICLE XIX MISCELLANEOUS.....................................................46

         19.1     Governing Law...............................................46

         19.2     Survival of Representations.................................46

         19.3     Successors and Assigns......................................46

         19.4     Entire Agreement............................................47

         19.5     Notices, etc................................................47

         19.6     Delays, Omissions or Waivers................................47

         19.7     Independence of Covenants and Representations
                  and Warranties .............................................48

         19.8     Rights and Obligations; Severability........................48

         19.9     Agent's Fees................................................48

         19.10    Expenses 49

         19.11    Jurisdiction................................................49

         19.12    Waiver of Jury Trial........................................49

         19.13    Confidentiality.............................................49

         19.14    Prohibition on Certain Cash Interest Payments...............50

         19.15    Titles and Subtitles........................................51

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         19.16    Counterparts................................................51

ARTICLE XX CERTAIN DEFINED TERMS..............................................51



                                      -vi-

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                                                           December 20, 2002

To the Purchaser(s) Set Forth on Exhibit A hereto:

      HALSEY DRUG CO., INC., a New York corporation (the "Company"), agrees with you as follows (capitalized terms used in this Agreement without definition have the meanings assigned to them in Article XX):

                                   ARTICLE I

                        AUTHORIZATION OF THE SECURITIES;
                        -------------------------------
                         ADJUSTMENT OF CONVERSION PRICE
                         ------------------------------

1.1      Authorization of Securities.
         ---------------------------

      (a) The Company represents that it has taken all corporate action necessary to authorize the issuance and sale of its 5% Convertible Senior Secured Debentures due March 31, 2006 in the aggregate principal amount of up to $35 million substantially in the form of Exhibit B hereto (such Debentures, together with the Debenture instruments evidencing interest payments on the Debentures in accordance with Section 1.1, as they may be amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Debentures" or the "Securities").

      (b) The Debentures are to be sold severally, and not jointly, pursuant to this Agreement to you (each of you is sometimes referred to herein as a "Purchaser").

      (c) Interest on the Debentures (including on Debenture instruments issued pursuant to this sentence) is payable at the rate of 5% per annum in the form of Debenture instruments substantially identical to the Debentures; provided, however, that fifty percent (50%) of the interest payments payable under the Debentures issued to Care Capital Investments II, LP shall be paid in cash with the balance of such interest payments payable in like Debentures, all as more particularly specified in the Debenture. Each Debenture held by Galen, Galen Partners International III, L.P., Galen Employee Fund III, L.P. and any Additional Investor, or any affiliate thereof is convertible, at any time after the Shareholders Meeting Date, (i) in whole or in part at any time or from time to time at the option of the holder of such Debenture into a number of shares of the Company's Common Stock (the "Common Stock") initially at the rate of one share of Common Stock for each $.34 in principal amount of the respective Debenture to be converted and (ii) following the third anniversary of the issuance of the respective Debenture, in whole at the option of the Company in the circumstances set forth in Section 3.2 of the respective Debenture. Each Debenture held by Care Capital Investments II, LP or Essex Woodlands Health Ventures V, L.P. is convertible (i) in whole or in part at any time or from time to time at the option of the holder of such Debenture into a number of shares of Common Stock initially at the rate of one share of Common Stock for each $.34 in principal amount of the respective Debenture to be converted and (ii) following the third anniversary of the issuance of the respective Debenture, in whole at the option of the Company in the circumstances set forth in Section 3.2 of the respective Debenture. For purposes of this Agreement, the term "Shares" shall mean the shares of Common Stock which may be issued upon conversion of all or a portion of

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 the principal amount of the Debentures. The term Shares does not include any other shares of Common Stock or other capital stock of the Company.

      (d) The Company and the Purchasers acknowledge and agree that the conversion price of the Debentures shall be calculated on the Closing Date and on any subsequent issuance of Debentures pursuant to Article III hereof(i) based on a fully-diluted valuation of the Company of $47.4 million prior to the Closing of the transactions provided in this Debenture Purchase Agreement, assuming a per share value of Common Stock equal to the conversion price of the Debentures, and (ii) to provide that the Debentures issued to the Purchasers shall be convertible into such number of Shares as shall represent forty two and four tenths percent (42.4%) (the "Aggregate Ownership Percentage") of the Company's Common Stock on the Closing Date, assuming the Company's issuance of Debentures in an aggregate principal amount of $35 million. The Aggregate Ownership Percentage shall be proportionately adjusted to the extent the Company issues Debentures in an aggregate principal amount less than $35 million. For purposes of the foregoing calculations, excluding common stock purchase options exercisable for up to 5,031,950 shares of Common Stock issued and outstanding on the Closing Date and listed on Section 1.1 of the Schedule of Exceptions, all shares of Common Stock underlying any convertible debentures, warrants, options and other convertible securities of the Company outstanding at the Closing Date shall be included, including, without limitation, the Watson Warrant, after giving effect to any change in the number of shares of Common Stock issuable under such convertible securities as a result of the completion of the transactions set forth in this Debenture Purchase Agreement and the application of the anti-dilution provisions contained in any such convertible securities.

1.2      Adjustment of Conversion Price.
         ------------------------------

      (a) The prices at which Shares may be acquired upon conversion of the Debentures are subject to adjustment as set forth in the Debentures. Without limiting the anti-dilution provisions contained in the Debentures, including, without limitation, Section 3.7 thereof, the Purchasers and the Company acknowledge and agree that in the event the common stock purchase warrants described in Exhibit O hereto exercisable for an aggregate of 11,475,116 shares of Common Stock (collectively, the "Remaining Galen Warrants") are exercised, converted, recapitalized or otherwise exchanged or substituted (the "Warrant Exchange Transaction") on or before December 1 5, 2003 for an aggregate number of shares which is less than or greater than 11,475,116 shares of Common Stock, the conversion price of the Debentures shall be adjusted in order to provide that the number of Shares issuable upon conversion of the Debentures shall equal the Aggregate Ownership Percentage as if the Warrant Exchange Transaction had been completed immediately prior to the Closing Date and the Company had issued the resulting shares of Common Stock in such transaction as of the Closing Date.

      (b) In accordance with Article III hereof, the Company, from time to time, may issue additional Debentures pursuant to this Agreement; provided, however, that (i) the aggregate principal amount of the Debentures shall not exceed $35 million, and (ii) that no Debentures (other than the Debenture instruments evidencing interest payments on the Debentures in accordance with Section 1.1) shall be issued after August 30, 2003 (the "Termination Date"). Upon the execution of the Joinder Agreement appended as Exhibit J hereto by a Purchaser and the Company's issuance of a Debenture to such Purchaser, the

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conversion price of the Debentures issued on the Closing Date and the conversion price of any Debenture issued at any time after the Closing Date as provided in this Section 1.2(b) and Article III hereof, shall be adjusted to give effect to the requirements of Section 1.1(d) hereof, including, without limitation, after giving effect to any change in the number of shares of Common Stock issuable under the Company's outstanding convertible securities (exclusive of the Debentures) as a result of the Company's issuance of additional Debentures following the Closing Date and the application of the anti-dilution provisions contained in the Company's convertible securities.

                                   ARTICLE II

             SALE AND PURCHASE OF THE SECURITIES; SECURITY DOCUMENTS
             -------------------------------------------------------

      2.1 Sale and Purchase of the Securities. At the Closing, on the terms and subject to the conditions and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company shall issue, sell and deliver to each Purchaser and such Purchaser's designees, and each Purchaser, severally and not jointly, will purchase from the Company, the Debentures for the purchase prices set forth opposite such Purchaser's name on Exhibit A.

      2.2 Company Security Documents. All of the obligations of the Company under the Transaction Documents to or for the benefit of the Purchasers (or their agents and representatives) shall be secured by the following items (collectively, the "Company Debenture Collateral"), each of which, except for Permitted Liens, shall be (i) junior and subordinate to the lien granted to Watson pursuant to the Watson Term Loans, and (ii) senior and superior to those liens granted to the investors in the Existing Debentures, all as more specifically set forth in the Subordination Agreement:

      (a) A lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a Company General Security Agreement substantially in the form attached as Exhibit E hereto and dated of even date herewith between the Company and Galen Partners III, L.P. ("Galen"), as agent for the Purchasers (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Company General Security Agreement"), including, without limitation, a lien on and security interest in all of the issued and outstanding shares of common stock of Houba, Inc. and Halsey Pharmaceuticals, Inc. pursuant to a separate Stock Pledge Agreement substantially in the form attached as Exhibit L hereto and dated of even date herewith between the Company and Galen, as agent for the Purchasers (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Stock Pledge Agreement"):

      (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Company.

      2.3 Guaranties. All of the obligations of the Company under the Debentures shall be guaranteed pursuant to Continuing Unconditional Secured Guaranties substantially in the form of Exhibit F attached hereto (each, a "Guaranty" and collectively, the "Guaranties") by each of the following subsidiaries of the Company (each, a "Guarantor"):

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      (a) Houba, Inc.; and

      (b) Halsey Pharmaceuticals, Inc.

      2.4 Guarantor Security Documents. All of the obligations of the Guarantors under the Guaranties shall be secured by the following (collectively, the "Guarantor Debenture Collateral") each of which, except for Permitted Liens, shall be a lien ranking (i) junior and subordinate to the lien granted to Watson pursuant to the Watson Term Loans, and (ii) senior and superior to those liens granted to the investors in the Existing Debentures, all as more specifically set forth in the Subordination Agreement:

      (a) A lien on all of the personal property and assets of the respective Guarantors now existing or hereinafter acquired, granted pursuant to a Guarantors General Security Agreement dated of even date herewith between the Guarantors and Galen, as agent for the Purchasers substantially in the form of Exhibit G attached hereto (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Guarantors Security Agreement").

      (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Guarantors.

      (c) A mortgage granted by Houba Inc. on real property owned by Houba Inc. located at 16235 State Road 17, Culver, Indiana (the "Mortgage").

                                  ARTICLE III

                                     CLOSING
                                     -------

         The closing of the purchase and sale of the Securities (the "Closing") will take place at the offices of St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 simultaneously with the execution of this Agreement, or such other place, time and date as shall be mutually agreed to by the Company and the Purchasers. Such time and date is herein referred to as the "Closing Date". The Company and the Purchasers acknowledge and agree that the Debentures may be sold by the Company on one or more Closing Dates. Upon the issuance of additional Debentures under this Agreement, any additional Purchaser (each an "Additional Investor") shall be required to execute a Joinder Agreement in the form attached as Exhibit J hereto (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Joinder Agreement"), which Joinder Agreement shall include the aggregate principal amount of the Debentures issued to such Purchaser, provided that so long as Care Capital Investments II, LP or Essex Woodlands Health Ventures V, L.P. (or their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act ("Rule 501(b)")) shall hold Debentures (each such person a "2002 Holder"), the prior written consent of all 2002 Holders shall be required prior to the issuance of any Debentures to any Additional Investors, which consent shall be within their sole and absolute discretion. Any Additional Investors in the Debentures executing a Joinder Agreement shall be deemed a Purchaser for all purposes of this Agreement. Upon the issuance of any Debenture following the Closing Date, the conversion price of the Debentures shall be adjusted as provided in Section 1.2(b) hereof. Notwithstanding anything else contained herein or in the Transaction Documents to the contrary, the Company shall issue no Debentures (other than the Debenture instruments evidencing interest payments on the Debentures in accordance with Section 1.1) after the Termination Date.

         On the Closing Date, the Company shall deliver to each Purchaser a Debenture, dated the Closing Date, in the principal amount set forth opposite the name of such Purchaser in Exhibit A. The Company shall deliver the foregoing Debentures against receipt by the Company from each Purchaser of an amount equal to the aggregate purchase price for the Debentures to be purchased by such Purchaser at the Closing, as set forth opposite the name of such Purchaser on Exhibit A, in each case by wire transfer in immediately available funds in U.S. dollars to an account designated by the Company or a certified or official bank check payable to the order of the Company drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         As a material inducement to each Purchaser to enter into and perform its obligations under this Agreement, except as set forth in the Schedule of Exceptions attached hereto as Exhibit C (the "Schedule of Exceptions"), the Company hereby represents and warrants to you as follows:

      4.1 Organization and Existence, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and is qualified to do business in such other jurisdictions as the nature or conduct of its operations or the ownership of its properties require such qualification. The Company does not own or lease any property or engage in any activity in any jurisdiction that might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject the Company to a material liability. The Company has furnished the Purchasers with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments thereto, as of the date hereof.

         As used in this Agreement, "Material Adverse Effect" means (a) a material adverse effect on, or change in, the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole or (b) a material adverse effect on (i) the ability of the Company or any of the Guarantors to perform its respective obligations or (ii) the rights or remedies of any Purchaser under any Transaction Document.

      4.2 Subsidiaries and Affiliates. Section 4.2 of the Schedule of Exceptions sets forth the name, jurisdiction of incorporation and authorized and outstanding capitalization of each entity in which the Company owns securities having a majority of the voting power in the election of directors or persons serving equivalent functions (each a "Subsidiary"). Except as disclosed in
Section 4.2 of the Schedule of Exceptions, all of the outstanding shares of capital stock of each of the Subsidiaries are duly and validly authorized, are validly issued and are fully paid and nonassessable and have been offered, issued, sold and delivered in compliance with applicable Federal and state securities laws. Except as set forth in Section 4.2 of the Schedule of Exceptions, the Company has, and upon the Closing will have, no Subsidiaries and will not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity. Except as disclosed in Section 4.2 of the Schedule of Exceptions, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Except as set forth in Section 4.2 of the Schedule of Exceptions, no Subsidiary owns or leases any property or engages in any activity in any jurisdiction which might require such Subsidiary to qualify to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject such Subsidiary to a material liability.

      4.3 Capitalization.
          --------------

      (a) As of the date hereof, the Company's authorized capital stock consists of 80,000,000 shares of Common Stock, par value $.01 per share, of which 15,065,240 shares are outstanding and 66,037,354 shares are reserved for issuance for the purposes set forth in Section 4.3 of the Schedule of Exceptions. Set forth in Section 4.3 of the Schedule of Exceptions is a complete and correct list, as of the date hereof, and as of the Closing Date, of the number of shares of Common Stock held by the Company's public shareholders generally, shareholders holding in excess of 5% of the Company's Common Stock and all holders of options, warrants, debentures and other securities convertible or exercisable for Common Stock. Such schedule is complete and correct in all respects.

      (b) All the issued and outstanding shares of capital stock of the Company are (i) duly authorized and validly issued, (ii) fully paid and nonassessable and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. Other than as set forth in Section 4.3 of the Schedule of Exceptions there are no outstanding preemptive, conversion or other rights, options, warrants, calls, agreements or commitments granted or issued by or binding upon the Company or any Subsidiary, for the purchase or acquisition of any shares of its capital stock or securities convertible into or exercisable or exchangeable for capital stock.

4.4      Authorization.
         -------------

      (a) Each of the Company and the Guarantors has all requisite corporate power and authority (i) to execute and deliver, and to perform and observe their respective obligations under, this Agreement, the Debentures, the Company General Security Agreement, the Stock Pledge Agreement, the Guarantors Security Agreement, the Guaranties, the Mortgage, the Mortgage Subordination Agreement, the Recapitalization Agreement, the Watson Term Loan Amendment, the 2002 Watson Term Loan, the Registration Rights Agreement, the Watson Consent, the Watson Supply Agreement, the Watson Supply Agreement Amendment, the Watson Warrant, the Subscription Agreement with each Purchaser, the Debentureholders Agreement, the Subordination Agreement, the Galen Bridge Lenders Consent, the Existing Debenture Amendments, the Galen Bridge Lenders Consent and the Existing Debentureholder Consent (collectively, the "Transaction Documents") to which it is a respective party, and (ii) to consummate the transactions contemplated hereby and thereby, including, without limitation, the grant of any security interest, mortgage, payment trust, guaranty or other security arrangement by the Company in, on or in respect of the Company Debenture Collateral, and by any and all of the Guarantors in, on or in respect of the Guarantor Debenture Collateral.

      (b) All corporate action on the part of(i) the Company and the directors and, except as set forth in Section 4.4(b) of the Schedule of Exceptions or as otherwise provided in Sections 9.7 and 9.12 hereof, the stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of the Transaction Agreements and the transactions contemplated therein, and for the authorization, issuance and delivery of the Securities, has been taken and (ii) each Guarantor and their respective directors and stockholders necessary for the authorization, execution, delivery and performance by each Guarantor of the Guarantors General Security Document, the Guaranties and, in the case of Houba, Inc. the Mortgage, and the transactions contemplated therein or in any other Transaction Document with respect to the Guarantors, has been taken.

      4.5 Binding Obligations; No Material Adverse Contracts, etc. The Transaction Documents constitute valid and binding obligations of the Company and the Guarantors enforceable in accordance with their respective terms. Except as set forth in Section 4.5 of the Schedule of Exceptions and as provided in
Section 9.12 hereof, the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default, or accelerate or permit the acceleration of any rights or obligations, under, any provision of state, local, Federal or foreign law to which the Company or either of the Guarantors is subject, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company or either of the Guarantors, the Watson Term Loans(as amended by the Watson Term Loan Amendment and the Watson Consent, as applicable), the Watson Supply Agreement Amendment, and the Existing Debentures (as amended by the Existing Debentures Amendments and the Existing Debentureholder Consent) or any other mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company or either of the Guarantors is a party or by which it is bound, and except for Permitted Liens, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or either of the Guarantors pursuant to any such term. Except as set forth in Section 4.3 of the Schedule of Exceptions, no stockholder of the Company or either Guarantor has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Securities or Shares issuable upon conversion or exercise of the Securities.

      4.6 Compliance with Instruments, etc. Neither the Company nor any Subsidiary (a) is in violation of its organizational documents, (b) is in default, and no event has occurred which, with the giving of notice, or the lapse of time, or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material agreement, including, without limitation, the Watson Term Loans, the Watson Supply Agreement, the Watson Supply Agreement Amendment and the Existing Debentures, any license, indenture or other instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (c) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject (including without limitation any laws and regulations relating to the biotechnology and pharmaceutical industry) except for such violations under clause (b) and (c) that would not, individually or in the aggregate, have a Material Adverse Effect.

      4.7 Litigation. Except as set forth in Section 4.7 of the Schedule of Exceptions, there are no actions, suits or proceedings (including governmental or administrative proceedings), investigations, third-party subpoenas or inquiries by any regulatory agency, body or other governmental authority, to which the Company or any of the Subsidiaries is a party or is subject, or to which any of their authorizations, consents and approvals or other properties or assets, is subject, which is pending, or, to the best knowledge of the Company, threatened or contemplated against the Company or any Subsidiary, or any of such property or assets, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company is not subject to any actions, suits or proceedings (including governmental or administrative proceedings), investigation, third-party subpoenas or inquiries by any regulatory agency, body or other governmental authority or any third Person regarding its accounting practices or policies.

4.8      Financial Information; SEC Documents.

      (a) The Company has furnished to the Purchasers complete and correct copies of the consolidated financial statements of the Company and its Subsidiaries, including consolidated balance sheets as of December 3 1 , 2001 and 2000 and consolidated statements of operations, changes in cash flows and stockholders' equity, covering the three years ended December 3 1 , 200 1 , all of which statements have been certified by Grant Thornton LLP, independent accountants within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, and all of which statements are included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 3 1 , 2001 filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1 934, as amended (the "Exchange Act"). Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("US GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated therein and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods. The Company's auditors have raised no material issues nor delivered any material correspondence with respect to any of the Company's financial statements or financial affairs.

      (b) The Company has also furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2002, and the related unaudited consolidated statements of operations, consolidated statements of cash flow and consolidated statements of stockholders' equity for the nine months ended September 30, 2002 and September 30, 2001. Such financial statements were prepared in conformity with US GAAP applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section and fairly present the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations for such periods (subject to normal year-end adjustments).

      (c) None of the documents filed by the Company with the Commission since December 3 1, 1 997 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There are no facts which the Company has not disclosed to the Purchasers which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (d) Except as set forth in Section 4.8 of the Schedule of Exceptions or in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, subsequent to December 3 1, 2001 , (i) none of the Company or any Guarantor has incurred any liability or obligations, direct or indirect, or entered into any transactions not in the ordinary course of business, in either case which is material to the Company or any Guarantor, as a whole, (ii) there has not been any material change in the short-term debt or long-term debt of any of the Company or any Guarantor, (iii) there has been no material change in the Company's accounting principles and (iv) none of the Company or any Guarantor has taken any actions which would have been prohibited under Article X if taken after the date hereof.

      (e) Except as set forth in the Company's Quarterly Report on Form l0-Q for the quarter ended September 30, 2002, since December 3 1 , 2001, there has been no Material Adverse Effect with respect to the Company and its Subsidiaries.

4.9      Offering Exemption.
         ------------------

      (a) None of the Company, its affiliates, as such term is defined in Rule 501(b)) or any Person acting on its or their behalf has engaged or will engage, in connection with the offering and sale of the Securities, in any form in general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, and none of the Company, or any of its affiliates, as such term is defined in Rule 501(b) has, directly or indirectly, solicited any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. Assuming the accuracy of the representations and warranties given by the Purchasers in
Article V below, the offering, sale and issuance of the Securities have been, are, and will be exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws.

      (b) None of the Company or any Guarantor is, or upon consummation of the transactions contemplated under the Transaction Documents, will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

4.10     Permits; Governmental and Other Approvals.
         -----------------------------------------

      (a) Other than as set forth in Section 4.10 of the Schedule of Exceptions or in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 or the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2002 (collectively, the "Company Reports") each of the Company and its Subsidiaries possesses all necessary consents, approvals, authorizations, orders, registrations, stamps, filings, qualifications, licenses, permits or other analogous acts by, of, from or with all public, regulatory or governmental agencies, bodies and authorities and all other third parties, to own, lease and operate its respective properties and to carry on its business as now conducted and proposed to be conducted except to the extent that the failure to obtain any such consents, approvals, authorizations, orders, registrations, stamps, filings, qualifications, licenses or permits would not have a Material Adverse Effect. Other than as set forth in Section 4.10 of the Schedule of Exceptions, or as otherwise contemplated in Article VI and IX hereof, no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other Person is required in connection with the Company's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Securities by the Company to the Purchasers or the consummation of any other transaction contemplated on the part of the Company hereby.

      (b) Without limiting the generality of the representations and warranties made in Section 4.10(a), the Company represents and warrants that (i) it and the Guarantors are in compliance with all applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FDC Act"), except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) its products and those of the Guarantors are not adulterated or misbranded and are in lawful distribution; and (iii) it and the Guarantors are, and will be, in compliance with the following specific requirements: (A) the Company and the Guarantors have registered all of their facilities with the United States Food and Drug Administration (the "FDA"), (B) the Company and the Guarantors have listed their drug products with the FDA, (C) each drug product marketed by the Company or any Guarantor is the subject of an application approved by the FDA,
(D) all drug products marketed by the Company or either Guarantor comply with any conditions of approval and the terms of the application submitted to the FDA, (E) all of the Company's and the Guarantors' drug products are manufactured in compliance with the FDA's good manufacturing practice regulations, (F) all of the Company's and the Guarantors' products are labeled and promoted in accordance with the terms of the marketing application and the provisions of the FDC Act, (G) all adverse events relating to the Company and the Guarantors that were required to be reported to the FDA have been reported to the FDA in a timely manner, (H) each of the Company and the Guarantors is in compliance with the terms of the consent agreement entered into by the Company with the United States Attorney for the Eastern District of New York on behalf of the FDA on June 29, 1993, as amended, (I) to the Company's best knowledge, neither the Company nor any Guarantor is employing or utilizing the services of any individual who has been debarred under the FDC Act, (J) all stability studies required to be performed for products distributed by the Company or a Guarantor have been completed or are ongoing in accordance with the applicable FDA requirements, (K) none of the Company's or a Guarantors' products have been exported for sale outside the United States, and (L) each of the Company and the Guarantors is in compliance with the provisions of the Prescription Drug Marketing Act, to the extent applicable; except, with respect to subclause
(iii)(E), (iii)(H), (iii)(G), (iii)(K) and (iii)(L) above, where any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

      (c) Without limiting the generality of the representations and warranties made in Section 4.10(a), the Company also represents and warrants that it and the Guarantors are in compliance with all applicable provisions of the Controlled Substances Act (the "CSA") and that the Company and the Guarantors are in compliance with the following specific requirements, except where such noncompliance could not reasonably be expected to have a Material Adverse
Effect: (i) the Company and the Guarantors are registered with the Drug Enforcement

Administration (the "DEA") at each facility where controlled substances are exported, imported, manufactured or distributed; (ii) all controlled substances are stored and handled pursuant to DEA security requirements; (iii) all records and inventories of receipt and distributions of controlled substances are maintained in the manner and form as required by DEA regulations; (iv) all reports, including, but not limited to, ARCOS, manufacturing quotas, production quotas, and disposals, have been submitted to the DEA in a timely manner; (v) all adverse events, including thefts or significant losses of controlled substances, have been reported to the DEA in a timely manner; (vi) to the Company's best knowledge, neither the Company nor any Guarantor is employing any individual, with access to controlled substances, who has previously been convicted of a felony involving controlled substances; and (vii) any imports or exports of controlled substances have been conducted in compliance with the CSA and DEA regulations.

4.11     Sales Representatives, Customers and Key Employees.
         --------------------------------------------------

      (a) To the best knowledge of the Company, no independent sales representatives, customers, officers or key employees or group of key employees of the Company or any Guarantor has any intention to terminate his, her or its relationship with the Company or such Guarantor on or after the Closing or in the case of employees, leave, , the employ of the Company or any of the Guarantors on and after the Closing, nor has the Company or any of the Guarantors discussed or taken any steps to terminate the employment of any officer or key employee or group of key employees. Other than as set forth in
Section 4.11 of the Schedule of Exceptions, all personnel of the Company and any of the Guarantors are employed on an "at will" basis and may be terminated upon notice of not more than 30 days.

      (b) To the Company's best knowledge, no employee of the Company or any of the Guarantors, or any consultant (including any scientific advisor) with whom the Company or any of the Guarantors has contracted, is in violation of any term of any employment contract, proprietary information agreement, licenses, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of the Guarantors because of the nature of the business conducted by the Company and the Guarantors; and the continued employment by the Company or any of the Guarantors of their present employees, and the performance of the Company's and the Guarantor's contracts with its independent contractors, will not result in any such violation, except where any such violation could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Guarantors has received any written, or to the best knowledge of the Company, oral notice alleging that any such violation has occurred.

      (c) All of the Company's and any of the Guarantor's consultants (including scientific advisors), officers and key employees are subject to customary non-disclosure, non-competition and assignment of invention agreements.

4.12     Copyrights, Trademarks and Patents; Licenses.
          --------------------------------------------

      (a) Section 4.12 of the Schedule of Exceptions sets forth a list of all of the Company's and any Guarantor's patents, patent applications, trademarks, copyrights, trademark registrations and applications therefor, patent, trademark or trade name licenses, service marks, domain names, contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, processes, formulae or other know-how, and all patent, trademark or trade names or copyright licenses which are in force (referred to collectively as "Intellectual Property Rights"). The Intellectual Property Rights are, to the best of the Company's best knowledge, fully valid and are in full force and effect.

      (b) The Company or a Guarantor owns outright all of the Intellectual Property Rights listed on Section 4.12 of the Schedule of Exceptions attached hereto free and clear of all liens and encumbrances except for the Permitted Liens, and does not pay, and is not required to pay, any royalty to anyone under or with respect to any of them.

      (c) Neither the Company nor any Guarantor has licensed anyone to use any of such Intellectual Property Rights and has no knowledge of, nor has it received any notice relating to, the infringing use by the Company or any Guarantor of any Intellectual Property Rights.

      (d) The Company has no knowledge, nor has it received any notice (i) of any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business conducted by the Company and the Guarantors or with respect to any license under which the Company or a Guarantor is licensor or licensee; or (ii) that the Intellectual Property Rights infringe upon the rights of any third party.

      (e) Except as set forth in Section 4.12 of the Schedule of Exceptions, neither the Company nor any Guarantor is a party to any license agreement pursuant to which the Company is the licensor or licensee of any Intellectual Property Rights.

      4.13 Inventory. All inventory of the Company and the Subsidiaries consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

      4.14 Registration Rights. Except as provided for in this Agreement or as set forth in Section 4.14 of the Schedule of Exceptions, neither the Company nor any Guarantor is under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued under the Securities Act in connection with any sale thereof.

      4.15 No Discrimination; Labor Matters. Neither the Company nor any Guarantor in any manner or form discriminates, fosters discrimination or permits discrimination against any Person based on gender or age, or belonging to any minority race or believing in any minority creed or religion. No charge of discrimination in employment, whether by reason of age, gender, race, religion or other legally protected category that has been asserted or is now pending or, to the best knowledge of the Company and the Guarantors, threatened before the United States Equal Employment Opportunity Commission or other federal or governmental authorities. The Company and each Guarantor is in compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. The Company and each Guarantor has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to governmental authorities, all amounts required to be withheld from such employees of the Company or the Guarantors and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Section 4.15 of the Schedule of Exceptions, in connection with the operation of the Company's and each Guarantor's business,
(a) there is no unfair labor practice charge or complaint against the Company or any Guarantor pending before the National Labor Relations Board or any other governmental agency arising out of the Company's or any Guarantor's activities and the Company has no knowledge, nor has it received notice of any facts or information that would give rise thereto; (b) there is no significant labor trouble, labor strike, material controversy, material unsettled grievance, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company or any of the Guarantors and, to the best knowledge of the Company, none is or has been threatened; and (c) none of the Company or any of the Guarantors has any collective bargaining agreements with respect to any personnel nor is the Company aware of any current attempts to organize or establish any labor union or employee association with respect to any personnel, nor is there any certification, interim certifications or voluntary recognition of any such union with regard to a bargaining unit.

4.16     Environmental Matters.
         ---------------------

      (a) Without limiting the generality of the representations and warranties given in Section 4.10(a), each of the Company and the Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations necessary or required for the operation of its business, except where the failure to possess such franchises, licenses, permits or other authority could not reasonably be expected to have a Material Adverse Effect, and all such permits, licenses and other authorizations are in full force and effect and each of the Company and, except as set forth in Section 4.16 of the Schedule of Exceptions, the Subsidiaries is in compliance with all terms and conditions of such permits, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

      (b) There is no proceeding pending or, to the best knowledge of the Company, threatened, which may result in the denial, rescission, termination, modification or suspension of any environmental or health or safety permits, licenses or other authorizations necessary for the operation of the business of the Company and the Subsidiaries.

      (c) During the occupancy by the Company or any Subsidiary of any real property owned or leased by the Company or such Subsidiary, neither the Company nor any Subsidiary, and to the best knowledge of the Company, no other Person, has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under any environmental laws. To the best knowledge of the Company, there are no underground storage tanks and no polychlorinated biphenyls ("PCB's"), PCB contaminated oil or asbestos on any property leased by the Company or any Subsidiary.

      (d) Except as set forth in Section 4.16 of the Schedule of Exceptions, neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of environmental laws, or has received notice that it has been named or listed as a potentially responsible party by any Person in any matter arising under environmental laws.

      (e) To the Company's best knowledge, each of the Company and the Subsidiaries has disposed of all waste in full compliance with all environmental laws.

      4.17 Taxes. The Company and each of the Guarantors have (a) filed all necessary income, franchise and other material tax returns, domestic and foreign, (b) paid all taxes shown as due thereunder and (c) withheld and paid to the appropriate tax authorities all amounts required to be withheld from wages, salaries and other remuneration to employees. The Company has no knowledge, nor has it received notice, of any tax deficiency which might be assessed against the Company or any Guarantor which, so assessed, could reasonably be expected to have a Material Adverse Effect.

      4.18 Employee Benefit Plans and Similar Arrangements.
           -----------------------------------------------

      (a) Section 4.18 of the Schedule of Exceptions lists all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect to which the Company, the Guarantors, and any of their respective ERISA Affiliates are a party or by which the Company, the Guarantors, and any of respective ERISA Affiliates are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; or any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement ("ERISA")) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Company, its Subsidiaries, or any ERISA Affiliate; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with the Company, its Subsidiaries, or any ERISA Affiliate; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, its Subsidiaries or any ERISA Affiliate, or any corporation described in clause
(i) or any partnership, trade or business described in clause (ii) of this paragraph.

      (b) True and complete copies of the following documents with respect to any Plan of the Company, its Subsidiaries, and each ERISA Affiliate, as applicable, have been made available to each of the Purchasers: (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (ii) the last two Form 5500 filings and schedules thereto, (iii) the most recent Internal

Revenue Service ("IRS") determination letter, (iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (vii) the most recent actuarial report, and
(viii) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation (the "PBGC") concerning any controversy. Each report described in clause (vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

      (c) Each Plan is and has been maintained in compliance with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

      (d) With respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan, and no funding waiver has been requested or received from the IRS. The assets of the Company, its Subsidiaries, or and ERISA Affiliates are not now, nor will they after the passage of time be, subject to any lien imposed under Section 412(n) of the Code by reason of a failure of the Company, any Subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Section 412 of the Code.

      (e) No Plan subject to Title IV of ERISA has any Unfunded Pension Liability. For purpose of this Agreement, "Unfunded Pension Liability" means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(1 6) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

      (f) Except as shown on Section 4.18 of the Schedule of Exceptions, there are no pending, or to the best knowledge of the Company, its Subsidiaries, and ERISA Affiliates, threatened claims, investigations, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Company, its Subsidiaries, or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

      (g) Except as set forth in Section 4.18 of the Schedule of Exceptions, none of the Company, any Subsidiary, or any ERISA Affiliate has incurred and or reasonably expects to incur (i) any withdrawal liabilities as defined in Section 4201 of ERISA ("Withdrawal Liability") and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Section 4063, 4064, or 4243, or (ii) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

      (h) Except as shown on Section 4.18 of the Schedule of Exceptions, within the last five years, none of the Company, any Subsidiary or any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may reasonably be subject to Section 4212(c) or Section 4069 of ERISA.

      (i) None of the Company, any Subsidiary, or any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

      (j) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan.

      (k) Neither the Company nor any of its Subsidiaries provides, or has provided, retiree welfare benefits for the benefit of any present or former employee or director.

      (l) Neither the Company nor any of its Subsidiaries has made any commitment or any formal plan to create any additional Plan or to modify or terminate (except to the extent required by applicable law) any existing Plan.

      (m) Neither the Company nor any of its Subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will result (either alone or in connection with the occurrence of any additional or further acts or events) in any benefit under any Plan being established or becoming accelerated or immediately vested and payable.

      (n) The provisions of Section 280G of the Code will not apply with respect to any payment made or to be made pursuant to or in connection with any Plan.

      4.19 Personal Property. The Company and the Guarantors have good and marketable title to each item of equipment, machinery, furniture, fixtures, vehicles, structures and other personal property, tangible and intangible, included as an asset in the Financial Statements filed as part of the Company Reports, free and clear of any security interests, options, liens, claims, charges or encumbrances whatsoever, except as set forth in Section 4.19 of the Schedule of Exceptions and as disclosed in the Company General Security Agreement and the Guarantors General Security Agreement. The tangible personal property owned or used by the Company and each of the Guarantors on the date hereof in the operation of its business is adequate for the business conducted by the Company and each of the Guarantors.

      4.20 Real Property.
           -------------

      (a) The Company and the Guarantors do not own any fee simple interest in real property other than as set forth in Section 4.20 of the Schedule of Exceptions (the "Owned Property"). The Company and the Guarantors do not lease or sublease any real property other than as set forth on Schedule 4.20 (the "Leased Property"). The Company has previously made available to the Purchasers a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Owned Property and the Leased Property. The Company and each Guarantor enjoys a peaceful and undisturbed possession of the Owned Property and Leased Property. No Person other than the Company or any Guarantor has any right to use or occupy any part of the Owned Property and the Leased Property. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or, to the best of the Company's knowledge, on the part of the landlord, sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice, or the lapse of time, or both, would constitute such a default or termination event or condition. There are no subleases, licenses or other agreements granting to any Person other than the Company or the Guarantors any right to possession, use, occupancy or enjoyment of the Premises demised by the Leases. Each Owned Property and Leased Property is used in the conduct of the Company's or the Guarantors' business.

      (b) Without limiting the generality of the representations and warranties given in Section 4.10(a), all permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), required have been issued to the Company and the Guarantors to enable each Leased Property or Owned Property to be lawfully occupied and used for all the purposes for which they are currently occupied and used and have been lawfully issued and are in full force and effect, except where the failure to possess such permits, licenses, franchises, approvals and authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (c) Neither the Company nor the Guarantors have received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation proceeding affecting any Leased Property or the Owned Property or any part thereof.

      4.21 Disclosure. The information heretofore provided and to be provided in connection with this Agreement, including, without limitation, the Schedule of Exceptions and the Exhibits hereto, the Transaction Documents and each of the agreements, documents, certificates and writings previously furnished to the Purchasers or their representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. There are no facts that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, which has not been set forth herein or in the Company Reports.

      4.22 Solvency. On the Closing Date (both before and after giving effect to its Guaranty and the transactions contemplated by the Transaction Documents), Houba, Inc. will be Solvent. As used herein, the term "Solvent" means, with respect to Houba, Inc. on a particular date, that on and as of such date (a) the fair market value of the assets of such Guarantor is greater than the total amount of liabilities (including, without limitations, contingent liabilities) of such Guarantor, (b) the present fair saleable value of the assets of such Guarantor is greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts as they become absolute and matured,
(c) such Guarantor is able to realize upon its assets, through sale, use or borrowing, and is able to pay its debts and other liabilities, including contingent obligations, as they mature and (d) such Guarantor does not have unreasonably small capital.

      4.23 Insurance. Each of the Company and the Guarantors maintains, with financially sound and reputable insurers, insurance against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Guarantors, in amounts sufficient to prevent the Company or the Guarantors from becoming a co-insurer of the property insured as well as insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Guarantors is a party or by which it is bound.

      4.24 Non-Competes. Except as set forth in Section 4.24 of the Schedule of Exceptions, and as contemplated by Section 4.11(c), the Company and its Subsidiaries are not subject to any non-compete or similar arrangements with any Persons that restrict or may restrict the Company and its Subsidiaries from carrying on its business as now conducted and as it is proposed to be conducted.

      4.25 Product Warranty. Except as set forth in Section 4.25 of the Schedule of Exceptions, or as reflected or reserved against in the Financial Statements,
(a) to the knowledge of the Company, each product manufactured by the Company or any Subsidiary has been in material conformity with all applicable contractual commitments of the Company or any Subsidiary, and (b) no product currently manufactured by the Company or any Subsidiary is subject to any guaranty, warranty or indemnity of a contractual nature other than the applicable standard terms and conditions, if any, applicable to the sale or delivery of such product.

      4.26 Minute Books. The minute books of the Company and the Subsidiaries furnished to the Purchasers for review are accurate and complete.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

         As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Purchaser severally (as to itself and not with respect to any other Purchaser) represents and warrants to the Company that it is acquiring the Securities for investment for its own account and is not acquiring any of the Securities with the view to, or for resale in connection with, any distribution thereof Each Purchaser understands that none of the Securities have been registered under the Securities Act. If any Purchaser should in the future decide to dispose of any Securities, it is understood that the Purchaser may do so only in compliance with the Securities Act. Each Purchaser will be required to complete and execute the form of Subscription Agreement attached as Exhibit D hereto. Each Purchaser acknowledges that the Company will rely upon the representations made by such Purchaser in the Subscription Agreement in connection with the issuance of the Securities to be sold hereunder.

                                   ARTICLE VI

                     CONDITIONS TO CLOSING OF THE PURCHASERS
                     ---------------------------------------

         The obligation of each Purchaser to purchase the Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, unless otherwise waived by such Purchaser:

      6.1 Representations and Warranties Correct; No Default. The representations and warranties of the Company set forth in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. No Event of Default, or any other event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing on the date of this Agreement or on the Closing Date.

      6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company.

      6.3 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement and other matters as the Purchaser shall reasonably request.

      6.4 No Impediments. None of the Company, or any of the Guarantors, or any Purchaser shall be subject to (a) any order, decree or injunction of a court or administrative or governmental body or agency of competent jurisdiction directing that the transactions provided for in the Transaction Documents or any material aspect thereof not be consummated as contemplated by the Transaction Documents or (b) there shall not be any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by any court or administrative or governmental body or agency pending or, to the Company's best knowledge, threatened, wherein an unfavorable order, decree or injunction would prevent the performance of any of the Transaction Documents or the consummation of any material aspect of the transactions or events contemplated thereby, declare unlawful any aspect of the transactions or events contemplated by the Transaction Documents, cause any material aspect of the transactions contemplated by the Transaction Documents to be rescinded or have a Material Adverse Effect.

      6.5 Waivers/Elections of Rights of First Refusal. The Company shall have obtained from each Person other than a Purchaser and who has any current effective right of first refusal with respect to the Securities, a written waiver or election of such right in form and substance reasonably satisfactory to the Purchasers.

      6.6 Watson Consent; Amendment to Watson Term Loans; Subordination Agreement. The Company shall have obtained (a) the consent of Watson to the consummation of the transactions contemplated by the Transaction Agreements, including, without limitation, the issuance of the Securities, the incurrence of the Indebtedness evidenced by the Debentures and the grant of the liens covering the assets of the Company and the Guarantors in favor of the

Purchasers as provided herein, which consent shall be in form and substance reasonably acceptable to the Purchasers (the "Watson Consent") (b) an amendment to the loan documents evidencing the 2000 Watson Term Loan, duly executed by the Company, the Guarantors and Watson, providing for (i) the extension of the maturity date of the Watson Term Loan from March 3 1, 2003 to March 3 1, 2006,
(ii) the Company's issuance of the Watson Warrant exercisable for 10,700,665 shares of Common Stock, which amendments to the Watson Term Loan shall be in form and substance reasonably acceptable to the Purchasers and (iii) the issuance of a new term consent to the issuance of a new term loan to the Company by Watson to take into account the excess payments made by Watson to the Company of approximately $3,901,331 (the "2002 Watson Term Loan") (the "Watson Term Loan Amendment") (c) consent to the issuance of the 2002 Watson Term Loan pursuant to the Watson Term Loan Amendment and the Watson Supply Agreement in form and substance reasonably acceptable to the Purchasers (the "Watson Supply Agreement Amendment") and (d) a Subordination Agreement substantially in the form attached hereto as Exhibit M by and among the Company, Watson, the Purchasers, the holders of the Existing Debentures and certain other parties signatory thereto (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Subordination Agreement") confirming, among other things, their relative rights with respect to the Company Debenture Collateral and the Guarantors Debenture Collateral, respectively.

      6.7 Consent of Holders of Existing Debentures. The Company shall have obtained (a) the consent of the holders of the Existing Debentures to waive the Indebtedness, lien, registration rights, and charter amendment restrictions contained in each of the Debenture and Warrant Purchase Agreements pursuant to which the Existing Debentures were issued (the "Existing Debentureholders Consent") (b) an amendment to each of the Debenture and Warrant Purchase Agreements pursuant to which the Existing Debentures were issued, duly executed by the Company and each holder of the Existing Debentures, providing for (i) the extension of the maturity date of the Existing Debentures from March 1 5, 2003 to March 3 1 , 2006, and (ii) the exercise of any preemptive rights granted to the holders of the Existing Debentures on a pro rata basis with the Purchasers of the Debentures under this Agreement (the "Existing Debenture Amendments") (c) the Subordination Agreement and; (d) the Debenture Dilution Waiver. Each of the Existing Debentureholders Consent and the Existing Debenture Amendments shall be in form and substance reasonably acceptable to the Purchasers.

      6.8 Consent of Galen Bridge Lenders. The Company shall have (a) obtained from the Galen Bridge Lenders the consent to surrender and convert the Galen Bridge Notes in exchange for and into Debentures in form and substance reasonably acceptable to the Purchasers (the "Galen Bridge Lenders Consent"), and (b) prepaid any Galen Bridge Notes not so surrendered and converted in accordance with their terms and the terms of the Galen Bridge Loan Agreement (other than Galen Bridge Notes held by Galen, which must be converted in accordance with subsection 6.8(a)).

      6.9 Recapitalization Agreement. The Company shall have executed the Recapitalization Agreement in substantially the form of Exhibit N hereto (the "Recapitalization Agreement") and shall have caused each of the holders of the Company's Common Stock purchase warrants listed on the signature page thereto (the "Warrant Holders") to have executed the Recapitalization Agreement, providing for the Warrant Holders surrender to the Company of the common stock purchase warrants described in Schedule A to the Recapitalization Agreement in exchange for an aggregate of approximately 5,970,083 shares of the Company's Common Stock and the transaction contemplated thereby shall have been consummated.

      6.10 Other Agreements and Documents. The Company shall have executed and delivered to each Purchaser this Agreement, issued to such Purchaser all of the Securities and the Company and each of the Guarantors, as applicable, shall have executed and delivered the following agreements and documents:

      (a) The Company General Security Agreement;

      (b) The Guaranties;

      (c) The Guarantors Security Agreement;

      (d) The Stock Pledge Agreement;

      (e) Financing Statements and Termination Statements on Form UCC-1 and Form UCC-3 (or the applicable form), respectively, with respect to all personal property and assets of the Company and each Guarantor;

      (f) A certified copy of the Certificate of Incorporation of the Company and each Guarantor and all amendments thereto;

      (g) Resolutions by the Board of Directors of each of the Company and the Guarantors approving the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

      (h) A copy of the By-Laws of the Company and each Guarantor as amended to date, certified as being true by a principal officer of the Company;

      (i) A Certificate of Good Standing and Tax Status from the state of incorporation of the Company and each Guarantor and from every state in which any of them is qualified to do business;

      (j) The Mortgage;

      (k) The Mortgage Subordination Agreement;

      (l) The Watson Consent;

      (m) The Watson Term Loan Amendment;

      (n) The 2002 Watson Term Loan

      (o) The Watson Supply Agreement Amendment;

      (p) The Subordination Agreement;

      (q) The Watson Warrant;

      (r) The Registration Rights Agreement;

      (s) The Galen Bridge Lenders Consent;

      (t) The Existing Debentureholders Consent;

      (u) The Existing Debenture Amendments;

      (v) The Debentureholders Agreement;

      (w) The Subscription Agreement with each Purchaser;

      (x) The Voting Agreement; and

      (y) The Recapitalization Agreement.

      6.11 Consents. In addition to the consents described in Section 6.6, 6.7 and 6.8 the Company shall have obtained all necessary consents or waivers, if any, from all parties governmental and private to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated by the Transaction Agreements may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company.

      6.12 Legal Investment. As of the Closing Date, there shall not have been any change in any law, statute, ordinance, rule, code, approvals, governmental restriction, regulation, permit, order, writ, injunction, judgment or decree, applicable to any of the Purchasers that would prevent the performance of this Agreement or any other Transaction Document or the consummation of any material aspect of the transactions contemplated hereby or thereby by such Purchaser, in each case to the extent that it would deprive such Purchaser of the principal benefits of such transactions.

      6.13 Proceedings and Other Documents. All corporate and other proceedings taken or required to be taken by the Company and any Guarantor in connection with the transactions contemplated by this Agreement and the other Transaction Documents to be consummated prior to the Closing shall have been taken, except as otherwise provided in Sections 9.7 and 9.12 hereof, and the Purchasers shall have received such other documents, in form and substance reasonably satisfactory to the Purchasers and their counsel, as to such other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

      6.14 Opinion of Counsel. The Purchasers shall have received the opinion of St. John & Wayne, L.L.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit H attached hereto.

      6.15 Reconstitution of the Board of Directors. The Board of Directors of the Company shall have been reconstituted to consist of 11 members, comprised as follows: (a) one member, who shall be a designee of Care Capital Investments II, LP, (b) one member, who shall be a designee of Essex Woodlands Health Ventures V, L.P., (c) up to two members, who shall be executive officers of the Company,
(d) three members, who shall be designees of the holders of the March 1998 Debentures, (e) one member, who shall be a designee of the holders of the May 1999 Debentures, and (f) three members (increased to the extent of any reduction in the number of Board member also serving as executive officers of the Company), who shall be independent directors nominated and elected to the Board by the then current board members, subject to the consent to the appointment and election of such independent Board members by each Board member who is a designee of Care Capital Investments II, LP or Essex Woodlands Health Ventures V, L.P. The Company shall have provided the Purchasers with the resignation of such members of the Company's current Board of Directors so as to reconstitute the Board of Directors as provided in this Section 6.15. Notwithstanding the foregoing, the designees of the holders of the March 1998 Debentures to the Board of Directors shall be reduced from three to two commencing as of and following the second Annual Meeting of the Company's shareholders which occurs following the date of this Agreement.

      6.16 Authorized Shares. The Company shall have received from each of Galen, Galen Partners International III, L.P., Galen Employee Fund III, L.P. and Oracle Strategic Partners, L.P. (collectively, the "Institutional Existing Debentureholders") a written consent authorizing the Company to release, on a pro rata basis, (a) from its authorized but unissued reserved shares of Common Stock such number of shares of Common Stock, otherwise reserved for the Institutional Existing Debentureholders (the "Institutional Existing Debentureholders Reserved Shares"), as are necessary to permit the conversion at any time on or after the Closing of all of the Debentures purchased hereunder by each of Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P., and (b) from the Institutional Existing Debentureholders Reserved Shares such number of additional shares of Common Stock as necessary to be reserved to take into account any change in the Conversion Price (as defined in the Debenture) of the Debentures purchased hereunder by each of Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P.

                                  ARTICLE VII

                      CONDITIONS TO CLOSING OF THE COMPANY
                      ------------------------------------

         The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions, unless otherwise waived by the Company:

      7.1 Representations. The representations and warranties of each of the Purchasers set forth in Article V hereof and in the Subscription Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      7.2 Legal Investment. As of the Closing Date, there shall not have been any change in any law, statute, ordinance, rule, code, approvals, governmental restriction, regulation, permit, order, writ, injunction, judgment or decree, applicable to the Company that would prevent the performance of this Agreement or any other Transaction Document or the consummation of any material aspect of the transactions contemplated hereby or thereby by the Company, in each case to the extent that it would deprive the Company of the principal benefits of such transactions.

      7.3 Payment of Purchase Price. The Company shall have received payment in full of the purchase price for the Securities.

                                  ARTICLE VIII

                                   PREPAYMENT
                                   ----------

         No Optional Prepayments. Without limiting the Company's conversion rights as provided in Section 3.2 of the Debentures, the Company may not at any time, without the prior written consent of the holders of all of the holders of the outstanding Debentures, prepay any Debenture, the Watson Term Loans, the Existing Debentures or any other indebtedness existing now or hereafter, in whole or in part.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS
                              ---------------------

         The Company hereby covenants and agrees, so long as any Securities remain outstanding, as follows:

      9.1 Maintenance of Corporate Existence, Properties and Leases; Taxes; Insurance. The Company shall and shall cause each of the Guarantors to, maintain in full force and effect its corporate existence, rights and franchises and all terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents, processes or any other Intellectual Property Rights owned or possessed by it and necessary to the conduct of its business, except where failure to maintain such rights, franchises and terms of licenses and other rights to use such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect.

      (a) The Company shall, and shall cause the Guarantors to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall, and shall cause the Guarantors to, at all times comply with each provision of all leases to which it is a party or under which it occupies property, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

      (b) The Company shall and shall cause each of the Guarantors to (i) promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and the Guarantors, (ii) withhold and promptly pay to the appropriate tax authorities all amounts required to be withheld from wages, salaries and other remuneration to employees, and (iii) promptly pay all claims or Indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company or the Guarantors; provided, however, that any such tax, lien, assessment, charge or levy need not be paid if (i) the validity thereof shall be contested timely and in good faith by appropriate proceedings, (ii) the Company or the Guarantors shall have set aside on its books adequate reserves with respect thereto, and (iii) the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided further that the Company or the Guarantors will pay or cause to be paid any such tax, lien, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company shall and shall cause the Guarantors to pay or cause to be paid all other Indebtedness incident to the operations of the Company or the Guarantors.

      (c) The Company shall and shall cause each of the Guarantors to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Guarantors, in amounts sufficient to prevent the Company or the Guarantors from becoming a co-insurer of the property insured; and the Company shall and shall cause the Guarantors to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Guarantors is a party or by which it is bound.

      9.2 Basic Financial Information. The Company shall furnish the following reports to each Purchaser (or any transferee of any Securities), so long as the Purchaser is a holder of any Securities:

      (a) within 30 days after the end of each of the 12 monthly accounting periods in each fiscal year (or when furnished to the Company's Board of Directors, if earlier), unaudited consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated balance sheets of the Company and its Subsidiaries as at the end of each monthly period, setting forth in each case comparisons to budget and to corresponding periods in the preceding fiscal year, which statements will be prepared in accordance with US GAAP consistently applied, and will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods;

      (b) within 90 days after the end of each fiscal year (or within five days after being filed with the Commission, if sooner), consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with US GAAP, consistently applied, and will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods, and will be accompanied by:

          (i) a report of the Company's independent certified public accounting firm;

          (ii) a report from such accounting firm addressed to the Purchasers, stating that in making the audit necessary to express their opinion on the financial statements, nothing has come to their attention which would lead them to believe that an Event of Default has occurred with respect to this Agreement or the Debentures or, if such accountants have reason to believe that any such Event of Default has occurred, a letter specifying the nature thereof; and

          (iii) the management letter of such accounting firm;

     (c) within 45 days after the end of each quarterly accounting period in each fiscal year (or within five days after being filed with the Commission, if sooner) consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such quarterly accounting period and for the period from the beginning of each fiscal year to the end of such quarterly accounting period and consolidated balance sheets as at the end of such quarterly accounting period, setting forth in each case in comparative form corresponding figures for the preceding quarterly accounting period, which statements will be prepared in accordance with US GAAP, consistently applied, and will fairly represent the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods;

     (d) within 45 days after the end of each quarterly accounting period in each fiscal year, a certificate of the Chief Financial Officer of the Company stating that the Company is in compliance with the terms of this Agreement and any other material contract or commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or if the Company or any of its Subsidiaries is not in compliance, specifying the nature and period of noncompliance, and what actions the Company or such Subsidiary has taken and proposes to take with respect thereto. Notwithstanding the foregoing, the certificate delivered at the end of each fiscal year of the Company shall be signed by both the Chief Executive Officer and the Chief Financial Officer of the Company and shall be delivered within 90 days after the end of the fiscal year;

     (e) promptly upon receipt thereof, but in no event later than three business days, any additional reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its Subsidiaries, given to the Company by its independent accountants;

     (f) at least 30 days prior to the end of each fiscal year, a detailed annual operating budget and business plan for the Company and its Subsidiaries for the succeeding twelve-month period. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated income and retained earnings, consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the Chief Executive Officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company prior to the beginning of each twelve-month period for which such budget shall have been prepared and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets;

     (g) within ten days after transmission or receipt thereof, copies of all financial statements, proxy statements and reports which the Company sends to its stockholders or directors, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors files with the Commission, the American Stock Exchange (the "AMEX"), the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or with any other securities exchange or over-the-counter market on which any of the securities of the Company are then listed or approved for trading, copies of all press releases and other statements made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries and copies of material communications sent to or received from stockholders, directors or committees of the Board of Directors of the Company or any of its Subsidiaries and copies of all material communications sent to and received from any lender to the Company; and

     (h) with reasonable promptness such other information and financial data concerning the Company as any Person entitled to receive materials under this
Section 9.2 may reasonably request. Notwithstanding the foregoing, all confidential information furnished at any time by or on behalf of the Company or its Subsidiaries to any Purchaser (or any transferee of any Securities) shall be subject to the provisions of Section 19.13.

     9.3 Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within two days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

     (a) any Event of Default or any default that with the passage of time or the giving of notice would constitute an Event of Default;

     (b) the institution or threatening of institution of any action, suit or proceeding against the Company or any Subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

     (c) any information relating to the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; or

     (d) any failure by the Company or any of its Subsidiaries to comply with the provisions of Section 9.4 below.

     Any notice given under this Section 9.3 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company or any Guarantor, as the case may be, has taken and proposes to take with respect thereto.

     9.4 Compliance With Agreements; Compliance With Laws. The Company shall comply and cause its Subsidiaries to comply, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound. The Company shall and shall cause each of its Subsidiaries to duly comply with any laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the CSA, the Employee Retirement Income Security Act of 1 978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts, in each case except for any such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

     9.5 Protection of Licenses, etc. The Company shall and shall cause its Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information or Intellectual Property Rights owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

     9.6 Accounts and Records; Inspections. (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with US GAAP applied on a consistent basis.

     (b) The Company (subject to the terms and conditions contained in Section 19.13) shall permit each holder of any Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its Subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with the Company's (or Subsidiary's) directors and officers, its independent public accountants, consultants and attorneys.

     (c) Nothing contained in this Section 9.6 shall be construed to limit any rights that a holder of any Securities may have with respect to the books and records of the Company and its Subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

     (d) The Company will retain a firm of independent certified public accountants reasonably acceptable to the Purchasers (an "Approved Accounting Firm") to audit the Company's financial statements at the end of each fiscal year. In the event the services of an Approved Accounting Firm or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter of such firm setting forth its understanding as to the reasons for the termination of their services and whether there were, during the two most recent fiscal years or such shorter period during which said firm had been retained by the Company any disagreements between them and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In its notice, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof In the event of such termination, the Company will promptly thereafter engage another Approved Accounting Firm.

     9.7 Board Members and Meetings. (a) So long as the Purchasers own any Debentures, the Board of Directors of the Company shall be comprised of 11 members. The Company agrees to hold meetings of its Board of Directors at least four times a year, at no more than three month intervals. So long as the Purchasers own any Debentures, Care Capital Investments II, LP shall have the right to designate for nomination one person, and Essex Woodlands Health Ventures V, L.P. shall have the right to designate for nomination one person (collectively, the "Designees"), to be members of the Company's Board of Directors and the Company shall cause (i) such Designees to be elected to the Board of Directors on the Closing Date, (ii) such Designees to be nominated for election at each Annual Meeting of Shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company and at any time at which the shareholders of the Company have the right to elect directors of the Company, and shall recommend that the Company's shareholders vote in favor of the election of such nominees, and (iii) such Designees shall be, so requested by such Designee in its sole discretion, appointed to the Company's Executive Committee, Compensation Committee and any other committee of the Company. So long as the Purchasers own any Debentures, at each Annual Meeting of the Shareholders of the Company held thereafter, the Designees shall be, if so requested by such Designee in its sole discretion, appointed to the Company's Executive Committee and Compensation Committee and any other committee of the Company. Directors shall be reimbursed for their reasonable travel and related expenses in attending Board meetings.

     (b) In lieu of having its Designee nominated for election as a director of the Company as set forth above, each of Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P. may, at its election and upon written notice to the Company, appoint a nonvoting "observer", who shall (i) be provided by the Company with all notices of meetings, consents, minutes and other materials that are provided to the Board of Directors (or any committee thereof) at the same time as such materials are provided to the Board of Directors (or any committees thereof) and (ii) be entitled to attend all meetings of the Board of Directors, including all meetings of the Company's Executive Committee, Audit Committee and Compensation Committee and any other committee of the Company; provided, however, that any such information provided to a nonvoting "observer" shall be subject to the provisions of Section 19.13.

     (c) So long as the Purchasers own any Debentures, each of Care Capital Investments II, LP and Essex Woodlands Health Ventures shall have the right to have a representative join the Company's Scientific Advisory Board, subject to the approval of the Company's Board of Directors and subject further to the provisions of Section 19.13.

     9.8 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 19.5 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the

Company, until such time as the Company shall notify the holders of the Securities in writing, at least 30 days prior thereto, of any change of location of such office.

     9.9 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement for general working capital.

     9.10 Payment of Debentures. The Company shall pay the principal of and interest on the Debentures in the time, the manner and the form provided in the Debentures.

     9.11 Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall provide copies of such reports, including, without limitation, reports on Form 10-K, 10-Q, 8-K and Schedule l4A promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, to each holder of any Securities promptly upon filing with the Commission.

     9.12 Amendments to the Company's Certificate of Incorporation. (a) The Company will present to its shareholders and debentureholders for consideration at the Company's next Annual Meeting of Shareholders: (i) a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock available for issuance from 80,000,000 to such number of shares as shall equal the sum of(A) the Company's issued and outstanding Common Stock, plus (B) the number of shares of Common Stock issuable upon the conversion and exercise of the Company's outstanding convertible securities, plus (C) the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Watson Warrant, plus (D) 50 million shares, as shall sum shall be rounded up to the nearest whole five million shares; (ii) a proposal to amend the Company `s Certificate of Incorporation to provide that holders of the Debentures shall have the right to vote as part of a single class with all holders of Common Stock of the Company on all matters to be voted on by such stockholders with the holders of the Debentures having such number of votes as shall equal the number of votes they would have had such holders converted the entire outstanding principal amount of the Debentures into Shares immediately prior to the record date relating to such vote, provided, however, that any Debentures held by Care Capital Investments II, LP shall, for so long as they are held by Care Capital Investments II, LP, have no such voting rights and the Certificate of Incorporation and the Debentures shall so state; and (iii) a proposal to elect as directors one Designee of each of Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P., which Designees shall also be appointed, if so requested by such Designee in its sole discretion, to the Company's Executive Committee and Compensation Committee and any other committee of the Company. Upon receipt of shareholder approval of any such charter amendments, the Company will promptly file such amendment to its Certificate of Incorporation with the Secretary of State of the State of New York.

     (b) Each of Galen, Galen Partners International III, L.P., Galen Employee Fund III, L.P., Oracle Strategic Partners, L.P., Michael Reicher Trust, Robert
W. Baird & Co., Inc., TTEE FBO Michael K. Reicher IRA, trusts created for the benefit of Michael K. Reicher, the Company's Chairman and Chief Executive Officer and Peter Clemens, the Company's Chief Financial Officer, as investors in the Existing Debentures, has executed and delivered a Voting Agreement in substantially the form attached hereto as Exhibit I (such agreement, as supplemented, amended or otherwise modified from time to time in accordance with its terms, the "Voting Agreement") providing that, among other things, each such Person shall vote the shares of the Company's Common Stock (including shares underlying the Existing Debentures) owned by it in favor of the proposals described in Section 9.12(a) above. Each of Galen, Galen Partners International III, L.P., Galen Employee Fund III, L.P., Oracle Strategic Partners, L.P., Michael Reicher and Peter Clemens severally represents and warrants that such Voting Agreement has been duly authorized, executed and delivered by such Person and is such Person's legal, valid and binding agreement, enforceable against it in accordance with its terms.

     Notwithstanding anything to the contrary contained herein, (i) the Company will use its best efforts to cause the approvals and amendments provided herein to be obtained in accordance with the terms hereof and otherwise as soon as reasonably possible, and (ii) the Board of Directors will recommend to the Company's shareholders and debentureholders the approval of the amendments to the Company's Certificate of Incorporation as provided in this Section 9.12.

     9.13 Director and Officer Insurance Coverage. As soon as practicable, but in any event within 30 days following the Closing, the Company shall obtain "directors and officers" insurance ("D&O Insurance") mutually acceptable to the Purchasers and the Company covering those persons who are directors and officers of the Company, which D&O Insurance shall provide at least a minimum of $5,000,000 of coverage per director. The Company shall maintain a such D&O Insurance covering its directors and officers with financially sound and reputable insurers insuring the Company's directors and officers from the liability and expense customarily insured under such "director and officer" insurance policies.

     9.14 Further Assurances. From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and the transactions contemplated hereby and any of the Securities.

                                   ARTICLE X

                               NEGATIVE COVENANTS
                               ------------------

         The Company hereby covenants and agrees, so long as any Purchaser owns any Debentures, it will not (and not allow any of the Guarantors to), directly or indirectly, without the prior written consent of the holders of at least 66 2/3% in aggregate principal amount of the Debentures then outstanding, as follows:

     10.1 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debentures, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of the Debentures but will suffer and permit the execution of every such power as though no such law had been enacted.

     10.2 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock of the Company.

     10.3 Liens. Except as otherwise provided in this Agreement or any other Transaction Document, create, incur, assume or permit to exist any mortgage, pledge, lien, security interest or encumbrance on any part of its properties or assets, or on any interest it may have therein, now owned or hereafter acquired, nor acquire or agree to acquire property or assets under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

     (a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by US GAAP consistently applied shall have been made therefor;

     (b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or that are being contested in good faith and provided that an adverse decision in such contest would not materially affect the business of the Company;

     (c) liens securing Indebtedness of the Company or any Subsidiary which are permitted under Section 10.4(b) or (g);

     (d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as reserves or other appropriate provisions, if any, as shall be required by US GAAP, shall have been made for any such contested amounts;

     (e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (f) any attachment or judgment lien not otherwise constituting an Event of Default, or an event which, with the giving of notice, the lapse of time, or both, would not otherwise constitute an Event of Default;

     (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, except where such interference could not reasonably be expected to have a Material Adverse Effect;

     (h) any (i) interest or title of a lessor or sublessor under any lease,
(ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long lessee or sublessee under such lease;

     (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

     (k) liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries;

     (l) the liens listed in Section 10.3(1) of the Schedule of Exceptions ("Permitted Liens") and

     (m) the replacement, extension or renewal of any lien permitted by this
Section 1 0.3 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

     10.4 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding:

     (a) The endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

     (b) Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $500,000 and is subordinate to the Indebtedness under this Agreement on terms reasonably satisfactory to the Purchasers;

     (c) Indebtedness existing on the date hereof and described in Section 10.4 of the Schedule of Exceptions;

     (d) Indebtedness relating to contingent obligations of the Company and its Subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

     (e) Indebtedness relating to loans from the Company to its Subsidiaries or Indebtedness owed to any of the Guarantors;

     (f) Indebtedness relating to capital leases in an amount not to exceed $500,000;

     (g) Indebtedness relating to a working capital line of credit in an amount not to exceed $10,000,000;

     (h) Accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

     (i) The Debentures.

         For purposes hereof, the term "Indebtedness" shall mean and include (A) all items which would be included on the liability side of a balance sheet (but also shall include any "off-balance sheet financings") of the Company (or a Subsidiary) as of the date on which indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus reserves, which, in effect, were appropriations of surplus or offsets to asset values (other than reserves in respect of obligations, the amount, applicability or validity of which is, at such date, being contested in good faith by the Company or a Subsidiary, as applicable), deferred credits of amounts representing capitalization of leases;
(B) the full amount of all indebtedness of others guaranteed or endorsed (otherwise than for the purpose of collection) by the Company (or a Subsidiary) for which the Company (or a Subsidiary) is obligated, contingently or otherwise, to purchase or otherwise acquire, or for the payment or purchase of which the Company (or a Subsidiary) has agreed, contingently or otherwise, to advance or supply funds, or with respect to which the Company (or a Subsidiary) is contingently liable, including, without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by the Company (or a Subsidiary) through an agreement, contingent or otherwise (x) to purchase the indebtedness, or (y) to purchase, sell, transport or lease (as lessee or lessor) property, or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (z) to supply funds to or in any other manner invest in the debtor; and (C) indebtedness secured by any mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed; provided, however, that such term shall not mean and include any indebtedness (x) in respect to which monies sufficient to pay and discharge the same in full shall have been deposited with a depositary, agency or trustee in trust for the payment thereof, or (y) as to which the Company (or Subsidiary) is in good faith contesting, provided that an adequate reserve therefor has been set up on the books of the Company or any of its consolidated Subsidiaries.

     10.5 Arm's Length Transactions. Enter into any transaction, contract or commitment or take any action other than at Arm's Length. For purposes hereof, the term "Arm's Length" means a transaction or negotiation in which each party is completely independent of the other, seeks to obtain terms which are most favorable to it and has no economic or other interest in making concessions to the other party.

     10.6 Immaterial Subsidiaries. The Company shall not permit any of the Immaterial Subsidiaries to commence any business operations of a type or scope not currently conducted by them, nor permit any Immaterial Subsidiary to acquire any rights or property not currently owned by it.

     10.7 Loans and Advances. Except for loans and advances outstanding as of the Closing Date and set forth in Section 10.7 of the Schedule of Exceptions, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any person, firm or entity, except for intercompany loans or advances in the ordinary course of business and those provided for in this Agreement. The Company and the Guarantors shall comply in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as amended from time to time.

     10.8 Intercompany Transfers; Transactions With Affiliates; Diversion of
          ------------------------------------------------------------------
Corporate Opportunities.
-----------------------

     (a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

     (b) Engage in any transaction with any of the officers, directors, employees or "affiliates" (as such term is defined in Rule 501(b)) of the Company or of its Subsidiaries, except on terms no less favorable to the Company or the Subsidiary as could be obtained at Arm's Length.

     (c) Divert (or permit anyone to divert) any business or opportunity of the Company or any Subsidiary to any other corporate or business entity.

     10.9 Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any Subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $100 million.

     10.10 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as disclosed to the Purchasers prior to the date hereof by the Company or any Subsidiary.

     10.11 Employee Benefit Plans and Compensation. Except as contemplated by this Agreement:

     (a) enter into or materially amend any agreement to provide for or otherwise establish any written or unwritten employee benefit plan, program or other arrangement of any kind, covering current or former employees of the Company or its Subsidiaries except for any such plan, program or arrangement expressly permitted under an existing agreement listed in Section 4.18 the Schedule of Exceptions; provided, however, that no such plan, program or arrangement may be established or implemented if such action would have a material effect on the terms of employment of the employees of the Company or its Subsidiaries; or

     (b) provide for or agree to any material increase in any benefit provided to current or former employees of the Company or its Subsidiaries over that which is provided to such individuals pursuant to a plan or arrangement disclosed in Section 4.18 of the Schedule of Exceptions as of the Closing Date; or

     (c) provide for or agree to any increase in the annual compensation of any of the employees of the Company or its Subsidiaries, except for (i) annual salary increases in the ordinary cause of business consistent with past practice (not to exceed a 10% increase over such employee's annual salary compensation on the date hereof), and (ii) normal and customary annual bonuses to employees (not to exceed $350,000 in the aggregate in any fiscal year in the absence of the approval of the Board of Directors).

     10.12 Capital Expenditures. Other than for capital expenditures contained in any budget approved by the Board of Directors, make or commit to make, or permit any of its Subsidiaries to make or commit to make, any capital expenditures in excess of $250,000 in the aggregate during any fiscal year of the Company.

     10.13 Amendment, Etc. of Certain Document. Except as otherwise specifically provided for herein, amend, modify, change in any manner any term or condition of the Watson Term Loans, the Existing Debentures or any agreement or other instrument or document entered into by the Company or any Guarantor in connection therewith or pursuant thereto, or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition thereof, agree in any manner to any other amendment, modification or change of any term or condition thereof or take any other action in connection therewith that would impair the value of the interest or the rights of any Purchaser under this Agreement or any other Transaction Document, or permit any of the Guarantors to do any of the foregoing without the prior written consent of all the Purchasers.

     10.14 Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) (a) more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation shall or might have voting power upon the occurrence of any contingency), the interest in the capital or profits of such partnership, joint venture or limited liability company or the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by the Company, any of its Subsidiaries or any of their respective officers or directors, or (b) a material minority investment in any such entity is directly or indirectly owned or controlled by the Company, any of its Subsidiaries or any of their respective officers or directors.

     10.15 Prohibition on Certain Cash Interest Payments. The Company shall not make any cash interest payments to Galen, Galen Partners International III, L.P., Galen Employee Fund III, L.P. or Oracle Strategic Partners, L.P., pursuant to the March 1998 Debentures or the May 1999 Debentures, notwithstanding anything else to the contrary contained therein or elsewhere, without the prior written consent of all 2002 Holders, which consent shall be within their sole and absolute discretion.

                                   ARTICLE XI

                              INTENTIONALLY OMITTED
                              ---------------------

                                  ARTICLE XII

                                EVENTS OF DEFAULT
                                -----------------

     12.1 Events of Default. If any of the following events shall occur and be continuing on or before the Security Interest Termination Date, an "Event of Default" shall be deemed to have occurred:

     (a) if the Company shall default in the payment of (i) any part of the principal of any Debenture (including, without limitation, the principal of any Interest Payment Debenture), when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (ii) the interest on any Debenture (including, without limitation, interest on any Interest Payment Debentures), when the same shall become due and payable, and in the case of an interest payment such default shall have continued without cure for ten days from the scheduled date of payment of such interest;

     (b) the Company shall fail to issue to a Holder the Shares issuable upon conversion of a Debenture pursuant to the instructions provided by such Holder and in accordance with the terms of such Debenture;

     (c) except or provided in Section 12.1(b), if the Company shall default in the performance of any of the covenants contained in Articles IX or X, and, in the case of a default under Sections 9.1 through and including 9.8 or Section
10.3 (exclusive of Section 10.3(c)), such default shall have continued without cure for 30 days after written notice (a "Default Notice") is given to the Company with respect to such covenant by any holder or holders of the Debentures (and the Company shall give to all other holders of the Debentures at the time outstanding prompt written notice of the receipt of such Default Notice, specifying the default referred to therein); provided, however, that such 30-day grace period shall not apply in the event the Company fails to promptly give notice as provided in Section 9.3

     (d) except as provided in Sections 12.1(b) or 12.1(c), if the Company or any of the Guarantors shall default in the performance of any other agreement contained in any Transaction Document or in any other agreement executed in connection with this Agreement and such default shall not have been remedied to the satisfaction of the holders of 66 2/3% in aggregate principal amount of the Debentures then outstanding, within 45 days after a Default Notice shall have been given to the Company (and the Company shall give to all other holders of Debentures at the time outstanding prompt written notice of the receipt of such Default Notice, specifying the default referred to therein) provided, however, that such thirty-five (35) day grace period shall not apply in the event the Company fails to give notice as provided in Section 9.3

     (e) if any representation or warranty made by the Company, any Guarantor or any of their officers in any Transaction Document or in or any certificate delivered pursuant thereto shall prove to have been incorrect when made;


     (f) if (i) any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing, or under which there is at the time outstanding, any Indebtedness of the Company or a Subsidiary, in excess of $250,000, or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $750,000 becoming (or being declared by its holders or, on its behalf, by an agent or trustee therefor to be) due and payable prior to its due date; or (ii) irrespective of the monetary thresholds specified in subclause (i) above, any default, event of default or any other condition shall occur or exist under the Watson Term Loans or any Existing Debentures (as such term is defined in the Watson Term Loan and the Existing Debentures, respectively) which shall be continuing after the respective grace period, if any, specified in the Watson Term Loans and the Existing Debentures, and the effect of which is to accelerate, or to permit the acceleration of, the maturity of the Indebtedness outstanding thereunder; or (iii) a Change of Control shall have occurred;

     (g) if any of the Company or its Subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound which default could reasonably be expected to have a Material Adverse Effect and such default is not waived or cured within the applicable grace period;

     (h) if the Company shall fail to obtain from the DEA a raw material import registration authorizing the Company to import raw poppy for use in the Company's manufacturing operations, on or before December 31 , 2004;

     (i) if the Watson Supply Agreement shall have been terminated in accordance with its terms and the Company fails, within a period of 60 days from the effective date of such termination, to secure alternative supply and distribution arrangements with third parties or to commence the marketing and sale of the products that are the subject of such agreement (each an "Alternative Arrangement"), which Alternative Arrangements are reasonably expected to generate revenues during the 12-month period commencing with the start of such Alternative Arrangements of not less than 70% of the revenues derived form the Core Products Agreement for the fiscal year immediately preceding the termination of the Core Products Agreement;

     (j) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $750,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for 60 days after entry thereof

     (k) if the Company or any Subsidiary shall generally not pay its debts as such debts become due or shall make an assignment for the benefit of creditors generally, or shall admit in writing its inability to pay its debts generally; or if any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur or if any writ of attachment or execution or any similar process shall be issued or levied against it or any substantial part of its property which is either not released, stayed, bonded or vacated within 90 days after its issue or levy or any of the actions sought or relief sought in any proceeding pursuant to which such writ or similar process shall be issued or initiated shall occur or be granted; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions;

     (l) if any provision of any Transaction Document shall for any reason cease to be valid and binding on, or enforceable against, the Company or any Guarantor, or the Company or any Guarantor shall so assert in writing; or

     (m) any Transaction Document (or any financing statement) which purports:

          (i) to create, perfect or evidence a lien on or security interest in any Company Debenture Collateral or Guarantor Debenture Collateral in favor of the Purchasers (or their agents and representatives), or to provide for the priority of any such lien or security interest over the interest of any other party in the same Collateral, shall cease to create, or to preserve the enforceability, perfection or first priority (subject to the Subordination Agreement and, if applicable, the Mortgage Subordination Agreement) of, such lien and security interest; or

          (ii) to provide for the priority in right of payment of the Company's obligations under the Transaction Documents to or in favor of the Purchasers (or their agents or representatives) shall cease to preserve such priority.

     12.2 Remedies. (a) Except as provided in Section 12.2(b) or c) hereof, upon the occurrence and during the continuance of an Event of Default, any holder or holders of 66 2/3% in aggregate principal amount of the Debentures at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company
(i) declare all the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived by the Company; and (ii) declare any other amounts payable to the Purchasers under this Agreement or as contemplated hereby due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, the Debentures, together with interest accrued thereon, shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     (b) Notwithstanding anything to the contrary contained in Section 12.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of at least a 66 2/3% in aggregate principal amount of the Debentures then outstanding, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holder of a Debentures shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Debentures then outstanding, describing such notice or other action and the nature of the claimed default.

     (c) Notwithstanding anything to the contrary contained in Section 12.2(a), upon the occurrence of an Event of Default specified in Section 12.1(b), the Company and the Purchasers agree that a Holder will suffer damages and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages ("Liquidated Damages") to each applicable Holder for any such continuing Event of Default, as follows:
Liquidated Damages shall accrue on the principal amount of the Securities at a rate of $2.00 per calendar day per $1 ,000 principal amount of Debentures for the first 90 days immediately following each such Event of Default, and such Liquidated Damages shall increase by an additional $2.00 per calendar day per $1,000 principal amount of Debentures at the beginning of each subsequent 90-day period. As provided in Section 19.6 hereof, the remedy of Liquidated Damages shall be cumulative, and shall not exclude the availability of any other remedies hereunder or under the Transaction Documents (including, without limitation, the payment of late charges and default interest as provided in the Debentures).

     12.3 Enforcement. In case any one or more Events of Default shall occur and be continuing, the holder of a Debenture then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement in favor of the Purchasers which is contained in any of the Transaction Documents or in such Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law (including, without limitation, the right to enforce the Company Debenture Collateral, the Guaranties and the Guarantor Debenture Collateral, each in accordance with its respective terms). Each such holder agrees that it will give written notice to the other holders of Debentures prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Debenture, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Debenture in exercising any rights shall operate as a waiver thereof or otherwise prejudice such holder's rights. No right conferred hereby or by any Debenture upon any holder thereof shall be exclusive of any other right referred to herein or therein or now available at law or in equity, by statute or otherwise.

                                  ARTICLE XIII

                                 INDEMNIFICATION
                                 ---------------

     13.1 To the greatest extent permitted by applicable law, the Company agrees to indemnify each Purchaser against and hold it harmless from all claims, losses, damages, liabilities (or actions in respect thereof), obligations, penalties, awards, judgments, expenses (including, without limitation, reasonable fees and expenses of counsel) or disbursements (each a "Loss") arising out of or resulting from: (i) the breach of any representation or warranty of the Company in any Transaction Document or in any agreement, certificate or instrument delivered pursuant thereto; (ii) the breach of any agreement by the Company contained in any Transaction Document or any agreement, certificate of instrument delivered pursuant thereto; or (iii) Care Capital Investments II, LP `s and Essex Woodlands Health Ventures' representation on the Company's Board of Directors and any committees thereof or as an observer thereon.

     13.2 Anything in Section 13.1 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Company for breach of any representation or warranty contained herein, unless notice of such Purchaser's intention to assert any such claim or commence any such action is received by the Company describing in writing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 19.2. With respect to any claim or action as to which such notice shall have been given, the Purchasers shall be entitled to assert a claim or commence an action for indemnification with respect thereto at any time after the giving of such notice, regardless of whether any such claim or action may be asserted or commenced prior to or after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 19.2.

     13.3 Such Purchaser agrees to give the Company prompt written notice of any claim, assertion, event or proceeding by a third party of which it has actual knowledge concerning any Losses as to which it intends to request indemnification hereunder. The Company shall have the right to direct, through counsel of the Company's own choosing, the defense or settlement of any such claim or proceeding at the Company's own expense. If the Company elects to assume the defense of any such claim or proceeding, such Purchaser may participate in such defense, but in such case the expenses of such Purchaser shall be paid by such Purchaser. Such Purchaser shall cooperate with the Company in the defense or settlement thereof, and the Company shall reimburse such Purchaser for its reasonable out-of-pocket expenses in connection therewith. If the Company elects to direct the defense of any such claim or proceeding, such Purchaser shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Company consents in writing to such payment or unless the Company, subject to the last sentence of this Section 13.3, withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against such Purchaser for such liability. If the Company shall fail to defend any such claim or proceeding, or if, after commencing or undertaking any defense, fails to prosecute or withdraws from such defense, such Purchaser shall have the right to undertake the defense or settlement thereof, at the Company's expense. If such Purchaser assumes the defense of any such claim or proceeding pursuant to this Section 1 3 .3 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Purchaser shall give the Company prompt written notice thereof and the Company shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                                  ARTICLE XIV

                              AMENDMENT AND WAIVER
                              ---------------------

     14.1 No amendment of any provision of this Agreement, including any amendment of this Article XIV, shall be valid unless the same shall be in writing and signed by (a) the Company, and each of Galen, Care Capital Investments II, LP or Essex Woodlands Health Ventures V, L.P., so long as they (or their affiliates (as such term is defined in Rule 501(b)) shall hold Debentures, and (b) the holders of at least 51 % in the aggregate principal amount of the Debentures then outstanding, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder or under any other Transaction Document, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or a breach of warranty or covenant hereunder or thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     14.2 The Company and each holder of a Debenture and each holder of a Share, respectively, then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article XIV, whether or not such Debenture and Share, respectively, shall have been marked to indicate such modification, but any Debenture and Share, respectively, issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders of Debentures and the holders of Shares, respectively, herein provided, the Company shall transmit a copy of such modification to all of the holders of the Debentures and the holders of Shares, respectively, then outstanding.

                                   ARTICLE XV

                             EXCHANGE OF DEBENTURES
                             ----------------------

     15.1 Subject to Section 16.2, at any time at the request of any holder of one or more of the Debentures to the Company at its office provided under
Section 19.5, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new Debentures, in such denomination or denominations ($ 1 00,000 or any larger multiple of $100,000, plus one Debenture in a lesser denomination, if required) as such holder may request, in aggregate principal amount equal to the unpaid principal amount of the Debenture or Debentures surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Debenture or Debentures surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Debenture or Debentures so surrendered) and payable to such Person or persons or order as may be designated by such holder.

     15.2 Intentionally Omitted.

                                  ARTICLE XVI

                             TRANSFER OF DEBENTURES
                             ----------------------

     16.1 Notification of Proposed Sale. (a)Subject to Section 16.1(b), each holder of a Debenture by acceptance thereof agrees that it will give the Company ten days written notice prior to selling or otherwise disposing of such Debenture. No such sale or other disposition shall be made unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the Commission.

     (b) If the holder of a Debenture has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the sale of its Debenture may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide the Company with the notice required in Section 16.1(a).

     16.2 Intentionally Omitted.

                                  ARTICLE XVII

                  RIGHT OF FIRST REFUSAL ADDITIONAL INVESTMENT
                  --------------------------------------------

     17.1 Right of First Refusal. Each holder of the Debentures, holder of Shares (provided any Debentures remain outstanding and the Shares received upon conversion have not been sold, transferred or otherwise disposed of) (the "Common Holder"), holders of the March 1998 Debentures (the "Existing 1998 Debentureholders") and holders of shares of Common Stock issued upon the conversion of the March 1998 Debentures (provided any March 1998 Debentures remain outstanding and the shares of Common Stock received upon conversion have not been sold, transferred or otherwise disposed of) (the "Old Common Holders") shall be entitled to the following right of first refusal:

     (a) Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance (except as provided in Section 6.16), sale or exchange (i) any shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, the "Equity Securities") unless in each case, the Company shall have first offered to sell to the holders of Debentures, the Common Holders, the Existing 1 998 Debentureholders and the Old Common Holders, the Equity Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each of the holders of Debentures, the Common Holders, the Existing 1998 Debentureholders and the Old Common Holders (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to the holders of Debentures, the Common Holders, the Existing 1998 Debentureholders and the Old Common Holders; provided, however, that such issuance, sale or exchange of equity securities shall result in gross proceeds to the Company (whether at the time of issuance or upon conversion, exercise, or exchange thereof) of an amount in excess of $200,000 (the "Minimum Offering Threshold"). For purposes of computing the Minimum Offering Threshold, all offerings, issuances, sales and exchanges of Equity Securities during any rolling 12-month period shall be aggregated.

     (b) Each of the holders of Debentures, the Common Holders, the Existing 1 998 Debentureholders and the Old Common Holders shall have the right to purchase up to its pro rata share of the Equity Securities determined at the time of the consummation of the Company's issuance of Equity Securities. The pro rata share" of each holder of Debentures, Common Holder, Existing 1998 Debentureholders and the Old Common Holders shall be that amount of the Equity Securities multiplied by a fraction, the numerator of which is the sum of(i) Shares underlying the Debenture held by such Person if such Person is the holder of a Debenture, (ii) the number of Shares of Common Stock issued to such Common Holder upon conversion of a Debenture if such Person is a Common Holder, (iii) the number of shares of Common Stock underlying the March 1 998 Debentures held by such Person if such Person is an Existing 1 998 Debentureholder and (iv) the number of shares of Common Stock issued to an Existing 1998 Debentureholder upon conversion of a March 1 998 Debenture if such Person is an Old Common Holder, and the denominator of which is the sum of (x) the total number of shares of Common Stock underlying the Debentures issued pursuant to this Agreement and (y) the total number of shares of Common Stock underlying the March 1998 Debentures.

     (c) Notice of the intention of each holder of a Debenture, Common Holder, Existing 1998 Debentureholder or Old Common Holder to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such person, as the case may be and delivered to the Company prior to the end of the 30-day period commencing with the date of such Offer (or, if later within ten days after the delivery or giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities such Person elects to purchase (the "Notice of Acceptance").

     (d) In the event that all holders of Debentures, Common Holders, Existing 1998 Debentureholders and Old Common Holders do not elect to purchase all of the Equity Securities, the persons which have provided notice of their intention to exercise the refusal rights as provided in subparagraph (c) above shall have the right to purchase, on a pro rata basis, any unsubscribed portion of the Equity Securities during a period of ten days following the 30-day period provided in subparagraph (c) above. Following such additional ten-day period, in the event the holders of the Debentures, the Common Holders, Existing 1998 Debentureholders and the Old Common Holders have not elected to purchase all of the Equity Securities, the Company shall have 90 days from the expiration of the foregoing 40-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by any of such persons (the "Refused Securities") to any other Person or Persons on the terms provided in the Offer. Upon the closing of the sale to such other Person or Persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, if the holders of Debentures, the Common Holders, Existing 1998 Debentureholders and Old Common Holders have timely submitted a Notice of Acceptance, it and they shall purchase from the Company, and the Company shall sell to such persons, as the case may be, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Company, at the terms specified it the Offer. The purchase by the holders of Debentures, Common Holders, Existing 1998 Debentureholders and the Old Common Holders of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Company to such persons of a purchase agreement and other customary documentation relating to such Equity Securities as is satisfactory in form and substance to such persons and each of their respective counsel.

     (e) In each case, any Equity Securities not purchased by the holders of Debentures, the Common Holders, Existing 1998 Debentureholders and the Old Common Holders or by a Person or Persons in accordance with Section 17.1(d) hereof may not be sold or otherwise disposed of until they are again offered to such persons under the procedures specified in Sections 17.1(a), (c) and () hereof

     (f) The rights of the holders of Debentures, the Common Holders, Existing 1 998 Debentureholders and the Old Common Holders under this Section 17.1 shall not apply to the following securities (the "Excluded Securities"):

          (i) Common Stock or options to purchase such Common Stock, issued to officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company;

          (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock;

          (iii) shares issued upon conversion of the Debentures or the Existing Debentures or exercise of the warrants issued in connection with the issuance of the Existing Debentures;

          (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors and at the Company's Annual Meeting of Shareholders; or

          (v) any debentures issued in satisfaction of interest payments under the Existing Debentures, including debentures instruments issued in satisfaction of interest payments on those debenture instruments.

     (g) Notwithstanding anything to the contrary contained herein, a holder of a Debenture or a Common Holder (other than an initial Purchaser) shall not be considered as such for purposes of this Section 17.1 only, unless such Person then holds Debentures with an outstanding principal amount of at least $200,000 or Shares issued upon conversion of at least $200,000 in principal of Debentures or a combination of Debentures and Shares such that the outstanding principal of the Debentures held by such Person plus the amount of principal of Debentures converted into Shares held by such Person equals or exceeds $200,000.

                                 ARTICLE XVIII

                                 CO-SALE RIGHTS
                                 --------------

     18.1 In the event that Galen Partners, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Oracle Strategic Partners L.P., Michael Reicher, Chief Executive Officer of the Company or Peter Clemens, Chief Financial Officer of the Company intends to transfer, directly or indirectly, in one or in a series of related transactions, any shares of the Company's Common Stock owned by it/him or any principal amount of the Existing Debentures or Debentures owned by it/him, such transferor (the "Selling Security Holder") shall notify the Holders in writing of such proposed transfer and its terms and conditions and within 1 5 business days of the date of such notice, each Holder shall notify the Selling Security Holder if such Holder elects to participate in the proposed transfer described in the written notice provided by the Selling Security Holder (a `Transfer"). Any Purchaser that fails to notify the Selling Security Holder within such 1 5 business day period shall be deemed to have waived its rights hereunder with respect to the Transfer described in the Selling Security Holder's written notice. Each Holder that notifies the Selling Security Holder that it intends to participate in the proposed

Transfer, shall have the right to sell at the same price and on the same terms and conditions as the Selling Security Holder (a) in the case of a sale of shares of the Company's Common Stock by the Selling Security Holder, a number of shares of Common Stock equal to the shares of Common Stock proposed to be sold in the Transfer multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by the Holder (inclusive of all shares underlying the Debentures) and the denominator of which shall be the sum of (i) the Company's outstanding shares of Common Stock, plus (ii) the shares underlying the Debentures and the Existing Debentures, and (b) in the case of the proposed sale of Existing Debentures or Debentures by such Selling Security Holder, the principal amount of the Existing Debentures or Debentures proposed to be sold in the Transfer multiplied by a fraction, the numerator of which shall be the aggregate principal amount of the Debentures owned by the Holder and the denominator of which shall be the aggregate principal amount of the Company's outstanding Existing Debentures and Debentures. Nothing in this
Article XVIII shall be construed to limit the ability of the Selling Security Holder to complete the Transfer prior to the passage often business days notice period provided above, provided that sufficient accommodation is made to permit the Holders to complete the sale of their Common Stock and Debentures hereunder within ten business days of the election by such Holders to exercise their co-sale rights hereunder. The exercise or non-exercise of the rights of any Holder with respect to any particular Transfer shall not waive any such Holder's rights to participate in a subsequent Transfer.

                                  ARTICLE XIX

                                  MISCELLANEOUS
                                  -------------

     19.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

     19.2 Survival of Representations. Subject to the terms of this Agreement, the representations, warranties, covenants and agreements contained, in the Transaction Documents and in any agreements, certificates or other instruments delivered pursuant thereto shall survive (a) any investigation made by or on behalf the Purchasers and (b) the Closing until the maturity date of the Debentures (as such date may be extended by the parties).

     19.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the parties hereto and their respective successors, assigns, heirs, executors and administrators. No party may assign any of its rights hereunder without the prior written consent of the other parties; provided, however, that any Purchaser may assign any of its rights under any of the Transaction Documents to (a) any "affiliate" (as such term is defined in Rule 501(b)) of such Purchaser or (b) any Person to whom such Purchaser shall transfer any Securities in accordance with the terms of the Transaction Documents; provided further, that notwithstanding anything herein or in the Transaction Documents to the contrary, no opinion of counsel shall be necessary for a transfer or assignment of the Debentures or any rights under any of the Transaction Documents (except for the Watson Warrant) by a Purchaser that is a partnership, corporation or limited liability company to any general partner, limited partner, retired partner, shareholder, member, retired member, officer, director or affiliates of such Purchaser, or the members or retired members of the foregoing, as applicable, or the estates, beneficiaries and family members of any such general partner, limited partners, retired partners, shareholders, members, retired members, officers, directors and affiliates and any trusts for the benefit of any of the foregoing persons, provided, that in each case the transferee will be subject to the applicable terms of the Transaction Documents to the same extent as such transferee were an original Purchaser hereunder.

     19.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and any other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof

     19.5 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, addressed as follows:

     (a) if to the Company:

                Halsey Drug Co., Inc.
                695 N. Perryville Road
                Rockford, Illinois 61107
                Attention:       Mr. Michael Reicher
                Chief Executive Officer
                Facsimile:  (815) 399-9710

     (b) if to a Purchaser, to the address set forth on Exhibit A attached hereto, or to such other address with respect to any party hereto as such party may from time to time notify ( as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (iv) five business days after the date of mailing, if mailed. Copies of any notice, demand or communication given to (x) the Company, shall be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249
Attn.: John P. Reilly, Esq., or such other address as may be directed and (y) any Purchaser, shall be delivered to Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177 Attn.: George N. Abrahams, Esq.,
Facsimile: (212) 672-1 109, or such other address as may be directed.

     19.6 Delays, Omissions or Waivers. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative. Notwithstanding anything set forth herein or in any Transaction Document, if the consent of or the waiver by any 2002 Holder is needed or otherwise desirable under any Transaction Document and the Company, or any affiliate thereof, pays or other gives consideration to any 2002 Holder, or an affiliate thereof, for such consent or waiver the Company shall offer the same to all other 2002 Holders.

     19.7 Independence of Covenants and Representations and Warranties. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

     19.8 Rights and Obligations; Severability. Unless otherwise expressly provided herein, each Purchaser's rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     19.9 Agent's Fees. (a)Except as provided in Section 19.9 of the Schedule of Exceptions, the Company hereby (i) represents and warrants that the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker, Person, and the costs and expenses of defending against such liability or asserted liability, including, without limitation, reasonable attorney's fees, arising from any act by the Company or any of the Company's employees or representatives; provided, however, that the Company will have the right to defend against such liability by representative(s) of its own choosing, which representative(s) shall be approved by the holders of a majority in aggregate principal amount of the Debentures and the holders of a majority of the Shares (which approval shall not be unreasonably withheld or delayed). In the event that the Company shall fail to undertake the defense within 30 days of any notice of such claim, the Purchasers shall have the right to undertake the defense, compromise or settlement of such claim upon written notice to the Company by holders of a majority in principal amount of the Debentures and the holders of a majority of the Shares and the Company will be responsible for and shall pay all reasonable costs and expenses of defending such liability or asserted liability and any amounts paid in settlement.

     (b) Each Purchaser (i) severally represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby severally agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's or finder's fee to any broker or other Person (and the costs, including reasonable legal fees, and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

     19.10 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and the Company will reimburse the Purchasers for all of the reasonable expenses incurred by the Purchasers and their affiliates with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchasers. Such reimbursement shall be paid on the Closing Date.

     19.11 Jurisdiction. (a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party or to whose benefit it is entitled, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Transaction Document to which it is a party in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     19.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     19.13 Confidentiality. (a) Each of the Purchasers hereby agrees to keep (and to cause its affiliates, employees, agents, attorneys, accountants and other professional advisors to keep) confidential the confidential information provided to it by or on behalf of the Company or its Subsidiaries pursuant to or in connection with the Agreement or any other Transaction Document, provided that, such information may be disclosed (i) solely in connection with the performance of the transactions contemplated by this Agreement and any other Transaction Document to (A) its affiliates, directors, officers and employees who have a need to know such information and its agents, attorneys, accountants and other professional advisors or (B) the other Purchasers, (ii) in response to any order of any court or other governmental or administrative body or agency or as may be required by any law binding upon any of the Purchasers, (iii) in connection with the exercise of any remedies under any Transaction Document or the enforcement of rights hereunder and thereunder, (iv) with the consent of the Company or (v) to the extent such information (A) is on the date hereof, or at or before the time such disclosure becomes, publicly available other than as a result of a breach by such disclosing Person of the obligation set forth in this Agreement or (B) at or before the time of such disclosure becomes available to any Purchaser on a nonconfidential basis from a source other than the Company or its Subsidiaries, which source is not known to the recipient of such information to have breached a confidentiality agreement with the Company or its Subsidiaries in respect of such information.

     (b) Each Purchaser hereby agrees that in the event such Purchaser is requested or required other than by applicable law (by interrogatory, request for information or documents, subpoena, deposition, civil investigative demand or other process) to disclose any information pursuant to clause (ii) above, such Purchaser will, except to the extent such notice would cause such Purchaser to be in violation of law, provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or other similar assurance to prevent disclosure of such information or waive compliance with the provisions of this Section 19.13. Such Purchaser may not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such information, provided that such Purchaser may oppose the Company's action to obtain an appropriate protective order or other reliable assurance in the event that, in connection with any action, suit or other legal or equitable proceeding (including any bankruptcy proceeding), such Purchaser reasonably believes that the failure to publicly disclose such information would materially and adversely affect such Purchaser's ability to protect or exercise its rights and remedies hereunder or under any other Transaction Document.

     (c) The Purchasers may also disclose, subject to their compliance with the requirements of clause (b) above, such information to the extent the Purchasers reasonably believe it is appropriate to in connection with any action, suit or other legal or equitable proceeding (including any bankruptcy proceeding) to protect or otherwise exercise their rights and remedies hereunder or under any other Transaction Document in any legal or equitable proceeding.


     (d) In furtherance to the foregoing, each of the Purchasers agrees that its right to request any information pursuant to Section 9.2(g) or to avail itself of the provisions of Section 9.6(b) shall be conditioned on its continuing compliance with the requirements of this Section 19.13.

     19.14 Prohibition on Certain Cash Interest Payments. Each of the Company, Galen and Oracle Strategic Partners, L.P., agree that the Company shall not make any cash interest payments to Galen or Oracle Strategic Partners, L.P., pursuant to the March 1998 Debentures or the May 1999 Debentures, notwithstanding anything else to the contrary contained therein or elsewhere, without the prior written consent of all 2002 Holders, which consent shall be within their sole and absolute discretion.

     19.15 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     19.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                   ARTICLE XX

                              CERTAIN DEFINED TERMS
                              ---------------------

         As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Debenture Purchase Agreement, dated as of December 20, 2002, between the Company, Care Capital Investments II, LP, Essex Woodlands Health Ventures and the other Purchasers listed on the signature page hereto.

         "Alternative Arrangement" has the meaning specified in Section 12.1(i) of this Agreement.

         "AMEX" has the meaning specified in Section 9.2(g) of this Agreement.

         "Approved Accounting Firm" has the meaning specified in Section 9.6(d) of this Agreement. "ARCOS" means the Automation of Reports and Consolidated Orders System which monitors the flow of
DEA controlled substances from their point of manufacture to point of sale or distribution.

         "Arm's Length" has the meaning specified in Section 10.5 of this Agreement.

         "Change of Control" means the occurrence of any of the following: (a) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Galen or any affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity of the Company, (b) the Company consolidates with, or merges with or into, another Person (other than a direct or indirect wholly owned Subsidiary) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets or the assets of the Company and its Subsidiaries taken as a whole to any person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (c) the Company, either individually or in conjunction with one or more Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the Subsidiaries, to any Person (other than the Company or a wholly owned Subsidiary of the Company), or (d) during any two year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a Person shall not be deemed to have ceased being a director for such purpose if such Person shall have resigned or died or if the involuntary removal of such Person was made at the direction of persons holding a majority in principal amount of the outstanding Debentures. For purposes of this definition, (i) the term "Common Equity" of the Company means all capital stock of the Company that is generally entitled to vote in the election of members of the Board of Directors and (ii) the term "Voting Stock" of the Company means securities of any class of capital stock of the Company entitling the holders thereof to vote in the election of members of the Board of Directors.

         "Closing" and "Closing Date" have the respective  meanings specified in
Article III of this Agreement.

         "Code" has the meaning specified in Section 4.18(a) of this Agreement.

         "Commission" has the meaning specified in Section 4.8(a) of this Agreement.

         "Common Holder" has the meaning specified in Section 17.1 of this Agreement.

         "Common Stock" has the meaning specified in Section 1.1 of this Agreement.

         "Company" means Halsey Drug Co., Inc., a New York corporation.

         "Company Debenture Collateral" has the meaning specified in Section
2.2.

         "Company  General  Security  Agreement"  has the meaning  specified  in
Section 2.2(a) of this Agreement.

         "Company Reports" has the meaning specified in Section 4.10 of this Agreement.

         "Core Products Agreement" has the meaning specified in Section 12.1(i) of this Agreement.

         "CSA" has the meaning specified in Section 4.10(c) of this Agreement.

         "D&O Insurance" has the meaning specified in Section 9.14 of this Agreement.

         "DEA" has the meaning specified in Section 4.10(c) of this Agreement.

         "Debenture Dilution Waiver" means the Debenture Dilution Waiver to be signed by each of the Existing Debentureholders prior to the Closing Date serving to waive the dilution adjustments provisions of the Existing Debentures and the common stock purchase warrants issued with the Existing Debentures relating to the issuance of the Common Stock by the Company in accordance with the Recapitalization Agreement.

         "Debentures"  has  the  meaning   specified  in  Section  1.1  of  this
Agreement.

         "Debentureholders Agreement" means the Debentureholders Agreement (as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms) dated as of December 20, 2002 between the Company, the holders of the Existing Debentures and the Purchasers substantially in the form attached as Exhibit K hereto.

         "Default Notice" has the meaning specified in Section 12.1(c) of this Agreement.

         "Designee" has the meaning specified in Section 9.7 of this Agreement.

         "ERISA" has the meaning specified in Section 4.18(a) of this Agreement.

         "ERISA Affiliates" has the meaning specified in Section 4.18(a) of this Agreement.

         "Exchange Act" has the meaning specified in Section 4.8(a) of this Agreement.

         "Excluded Securities" has the meaning specified in Section 17.1(f) of this Agreement.

         "Existing 1998  Debentureholders"  has the meaning specified in Section
17.1 of this Agreement.

         "Existing Debentures" means, collectively, the March 1 998 Debentures and the May 1 999 Debentures, as such debentures may be supplemented, amended or otherwise modified from time to time, including, without limitation, by the Existing Debenture Amendments.

         "Existing  Debenture  Amendments" has the meaning  specified in Section
6.7 of this Agreement.

         "Existing  Debentureholders  Consent"  has  the  meaning  specified  in
Section 6.7 of this Agreement.

         "Event of Default" has the meaning specified in Section 12.1 of this Agreement.

         "FDA" has the meaning specified in Section 4.10(b) of this Agreement.

         "FDC Act" has the meaning specified in Section 4.10(b) of this Agreement.

         "412 Plan" has the meaning specified in Section 4.18(d) of this Agreement.

         "Galen" has the meaning specified in Section 2.2(a) of this Agreement.

         "Galen Bridge Lenders" means, collectively, Galen and the other lenders pursuant to that certain Galen Bridge Loan Agreement.

         "Galen Bridge  Lenders'  Consent" has the meaning  specified in Section
6.8 of this Agreement.

         "Galen Bridge Loan Agreement" means the Bridge Loan Agreement dated as of August 15, 2001 (as amended on January 9, 2002, April 15, 2002 and May 8, 2002, and as further supplemented, amended or otherwise modified from time to time in accordance with its terms) between the Company, Galen and certain other lenders listed on the signature pages thereto.

         "Galen Bridge Notes" means the 1 0% convertible senior secured promissory notes issued by the Company to the Galen Bridge Lenders under the Galen Bridge Loan Agreement.

         "Guaranty" and "Guaranties" has the meaning specified in Section 2.3 of this Agreement.

         "Guarantor" has the meaning specified in Section 2.3 of this Agreement.

         "Guarantor  Debenture  Collateral" has the meaning specified in Section
2.4 of this Agreement.

         "Guarantors Security Agreement" has the meaning specified in Section 2.4(a) of this Agreement.

         "Holders" shall mean the Purchasers or any Person to whom a Purchaser or transferee of a Purchaser has assigned, transferred or otherwise conveyed any Debenture or Shares.

     "Immaterial Subsidiaries" means Blue Cross Products, Inc., The Medi-Gum Corporation, H.R. Cenci Laboratories, Inc., and Cenci Powder Products, Inc.

         "Indebtedness" has the meaning specified in Section 10.4 of this Agreement.

         "Insurance Organizations" has the meaning specified in Section 4.20 of this Agreement.

         "Institutional  Existing  Debentureholders" has the meaning provided in
Section 6.16 of this Agreement.

         "Institutional Existing Debentureholders Reserved Shares" has the meaning provided in Section 6.16 of this Agreement.

         "Intellectual Property Rights" has the meaning specified in Section 4.12(a) of this Agreement.

         "Joinder Agreement" was the meaning specified in Article III of this Agreement.

         "IRS" has the meaning specified in Section 4.18(b) of this Agreement.

         "Leased Property" has the meaning specified in Section 4.20 of this Agreement.

         "Leases" has the meaning specified in Section 4.20 of this Agreement.

         "Loss" has the meaning specified in Section 13.1 of this Agreement.

         "March 1 998 Debentures" means the 5% convertible secured debentures due March 15, 2003 (as such debentures may be supplemented, amended, or otherwise modified from time to time) issued pursuant to that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the Purchasers listed on the signature page thereto.

         "Material Adverse Effect" has the meaning specified in Section 4.1 of this Agreement.

         "May 1999 Debentures" means the 5% convertible secured debentures due March 15, 2003 (as such debentures may be supplemented, amended, or otherwise modified from time to time) issued pursuant to that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 between the Company and the Purchasers listed on the signature page thereto.

         "Minimum Offering Threshold" has the meaning specified in Section 17.1(a) of this Agreement.

         "Mortgage" has the meaning specified in Section 2.4(c) of this Agreement.

         "Mortgage   Subordination    Agreement"   shall   mean   that   certain
Subordination Agreement, dated the date hereof, between Houba, Galen and Oracle Strategic Partners, L.P. relating to real property owned by Houba.

         "NASDAQ" has the meaning specified in Section 9.2(g) of this Agreement.

         "Offer" has the meaning specified in Section 1 7.1(a) of this Agreement.

         "Old Common Holders" has the meaning specified in Section 17.1 of this Agreement.

         "Owned Property" has the meaning specified in Section 4.20 of this Agreement.

         "PBGC" has the meaning specified in Section 4.18(b) of this Agreement.

         "PCB' has the meaning specified in Section 4.16(c) of this Agreement.

         "Permitted Liens" has the meaning specified in Section 10.3(1) of this Agreement.

         "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof

         "Plan" has the meaning specified in Section 4.18(a) of this Agreement.

         "Purchaser" has the meaning specified in Section 1.1 of this Agreement.

         "Real Property Permits" has the meaning specified in Section 4.20 of this Agreement.

         "Recapitalized Agreement" has the meaning specified in Section 6.9 of this Agreement.

         "Refused Securities" has the meaning specified in Section 17.1(d) of this Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date hereof, between the Company, the Purchasers, Watson, the holders of the March

1998 Debentures, the holders of the May 1999 Debentures and the other parties listed on Schedule 1 thereto.

         "Remaining Galen Warrants" has the meaning provided in Section 1.2.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Rule 501(b)" has the meaning specified in Article III of this Agreement.

         "Schedule of Exceptions" has the meaning specified in Article IV of this Agreement.

         "Securities"  has  the  meaning   specified  in  Section  1.1  of  this
Agreement.

         "Securities Act" has the meaning specified in Section 4.8(a) of this Agreement.

         "Security Interest Termination Date" shall mean the first date on which each of the following events shall have occurred: (a) all of the Company's and the Guarantors' obligations and liabilities under the Transaction Documents (except for the Watson Term Loan Amendment, the 2002 Watson Term Loan, the Registration Rights Agreement, the Watson Consent, the Watson Supply Agreement, the Watson Supply Agreement Amendment, the Watson Warrant, the Existing Debenture Amendments and the Existing Debentureholder Consent) shall have been either or both of (i) indefeasibly paid in full or, as applicable, indefeasibly discharged, or (ii) irrevocably converted in accordance with this Agreement and the Debentures, (b) none of the Company's or Guarantors' obligations or liabilities (whether actual or contingent) shall remain outstanding, except (with respect to subsection (a) and this subsection (b)) for the Company's obligations under the Registration Rights Agreement, and (c) Galen, acting as agent for the Purchasers under the applicable Transaction Documents, shall have delivered written notification to the Company and the Guarantors of the satisfaction of the conditions in subsections (a) and (b) above.

         "Selling Security Holder" has the meaning specified in Section 18.1 of this Agreement.

         "Shareholders Meeting Date" means that date on which the shareholders and the debentureholders amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Common Stock available for issuance from 80,000,000 to such number of shares as shall equal the sum of(a) the Company's issued and outstanding Common Stock, plus (b) the number of shares of Common Stock issuable upon the conversion and exercise of the Company's outstanding convertible securities, plus (c) the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Watson Warrant , plus (d) 50 million shares, as shall sum shall be rounded up to the nearest whole five million shares.

         "Shares" has the meaning specified in Section 1.1 of this Agreement.

         "Solvent" has the meaning specified in Section 4.22 of this Agreement.

         "Stock Pledge Agreement" has the meaning specified in Section 2.2(a) of this Agreement.

         "Subordination Agreement" has the meaning specified in Section 6.6 of this Agreement.

         "Subsidiary"  has  the  meaning   specified  in  Section  4.2  of  this
Agreement.

         "Termination Date" has the meaning specified in Section 1 .2(b) of this Agreement.

         "2000 Watson Term Loan" means that certain Term Loan Agreement for an aggregate principal amount of $1 7,500,000 between the Company and Watson dated March 29, 2000, as such agreement may be supplemented, amended or otherwise modified from time to time, including, without limitation, by the Watson Term Loan Amendment.

       "2002 Holder" has the meaning set forth in Article III of this Agreement.

       "2002 Watson Term Loan" has the meaning specified in Section 6.6 of this Agreement.

         "Transaction Documents" has the meaning specified in Section 4.4(a) of this Agreement.

         "Transfer" has the meaning specified in Section 18.1 of this Agreement.

         "Unfunded Pension Liability" has the meaning specified in Section 4.18(e) of this Agreement.

         "US GAAP" has the meaning specified in Section 4.8(a) of this Agreement.

         "Voting Agreement" has the meaning specified in Section 9.12(b) of this Agreement.

         "Watson" means Watson Pharmaceuticals, Inc., a Nevada corporation.

         "Watson Consent" has the meaning specified in Section 6.6 of this Agreement.

         "Watson Supply Agreement" means the Finished Goods Supply Agreement (Core Products) dated March 29, 2000, as amended by that certain Amendment and Supplement No. 1 to Finished Goods Supply Agreement (Core Products) dated August 8, 2001.

         "Watson  Supply  Agreement  Amendment"  has the  meaning  specified  in
Section 6.6 of this Agreement.

         "Watson Term Loans" mean that certain (a) 2000 Watson Term Loan and (b) 2002 Watson Term Loan for an aggregate principal amount of $3,901,33 1.

         "Watson Term Loan Amendment" has the meaning specified in Section 6.6 of this Agreement.

         "Watson Warrant" means a Common Stock Purchase Warrant issued by the Company to Watson on the Closing Date exercisable for 10,700,665 shares of Common Stock at an exercise price per share equal to the conversion price of the Debentures.

         "Withdrawal Liability" has the meaning specified in Section 4.18(g) of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

         If the Purchaser is in agreement with the foregoing the Purchaser shall sign where indicated below and thereupon this letter shall become a binding agreement between such Purchaser and the Company.



                               HALSEY DRUG CO., INC.

                               By:/s/Michael Reicher
                                  ------------------
                                  Michael Reicher
                                  Chief Executive Officer


Solely as to the Provisions of
Sections 9.12(b) and 19.14 and Articles XVIII and XIX hereof

GALEN PARTNERS III, L.P.
By : Claudius, L.L.C., General Partner

By:  /s/  Srini Conjeevaram
    -----------------------
         Srini Conjeevaram
         General Partner

GALEN PARTNERS INTERNATIONAL III, L.P.
By : Claudius, L.L. C . , General Manager


By:  /s/  Srini Conjeevaram
    -----------------------
         Srini Conjeevaram
         General Partner

GALEN EMPLOYEES FUND III, L.P.
By:      Wesson Enterprises, Inc.

By:  /s/ Bruce F. Wesson
    --------------------
         Bruce F. Wesson
         General Partner

ORACLE STRATEGIC PARTNERS, L.P.


By:   /s/ Joel Liftman
      ----------------
      Name: Joel Liftman
      Title: Authorized Agent

MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.
695 North Perryville Rd.
Crimson Building #2
Rockford, Ill. 61107

/s/ Michael K. Reicher
    ------------------
By:  Michael K. Reicher
Its:   Trustee

ROBERT W. BAIRD & CO., INC, TTE
FBO Michael K. Reicher IRA
c/o Halsey Drug Co., Inc.
695 North Perryville Rd
Crimson Building # 2
Rockford, IL 61107

/s/ Robert W. Baird
-----------------------
By: Robert W. Baird
Its: Trustee

/s/ Peter Clemens
-----------------------
Peter Clemens

PURCHASERS
----------

GALEN PARTNERS, III, L.P.                 GALEN PARTNERS INTERNATIONAL, III,
By:  Claudius, L.L.C., General Partner    L.P.
610 Fifth Avenue, 5th Fl.                 By:  Claudius, L.L.C., General Partner
New York, New York  10019                 610 Fifth Avenue, 5th Floor
                                          New York, New York  10020

/s/ Srini Conjeevaram                     /s/ Srini Conjeevaram
-----------------------                   ---------------------------
By:  Srini Conjeevaram                    By:  Srini Conjeevaram
Its:  General Partner                     Its:  General Partner



GALEN EMPLOYEE FUND III, L.P              ESSEX WOODLANDS HEALTH
By:  Wesson Enterprises, Inc              VENTURES V, L.P.
610 Fifth Avenue, 5th Floor               By:  Essex Woodlands Health Ventures
New York, New York  10020                 V., L.L.C., its General Partner
                                          190 South LaSalle Street, Suite 2800
                                          Chicago, IL  60603

/s/ Bruce F. Wesson                       /s/ Immanuel Thangaraj
---------------------------               ---------------------------
By:  Bruce F. Wesson                      By:  Immanuel Thangaraj
Its:  General Partner                     Its:  Managing Director



CARE CAPITAL INVESTMENTS, L.P               BERNARD SELZ
By:  Care Capital, L.L.C., General..        c/o Furman Selz
Princeton Overlook One                      230 Park Avenue
100 Overlook Center,  Suite 102             New York, New York 10069
Princeton, New Jersey 08540

/s/ David R. Ramsay                         /s/ Bernard Selz
---------------------------                 ---------------------------
By: David R. Ramsay
Its: Authorized Signataries



MICHAEL WEISBROT                   SUSAN WEISBROT
1136 Rock Creed Road               1136 Rock Creek Road
Gladwyne, Pennsylvania             Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot               /s/ Susan Weisbrot
---------------------------        ---------------------------

GREG WOOD                                   ROGER GRIGGS
c/o D.R. International                      c/o Tom Jennings
7474 No. Figueroa Street                    7300 Turfway Road
Los Angeles, California  90041              Suite 300
                                            Florence, KY  41042
/s/ Greg Wood
---------------------------
                                            /s/ Roger Griggs
                                            --------------------------

GEORGE E. BOUDREAU
222 Elbow Lane
Haverford, PA  19041

---------------------------

                                    EXHIBIT A
                                    ---------

                             LIST OF PURCHASERS AND

                            ALLOCATION OF SECURITIES



                                  See attached.



                                    EXHIBIT A
                                    ---------


 -----------------------------------------------------------------------------------------------
 Name and Address of Purchaser                  Principal Amount of            Debenture No.
                                                Debenture Purchased
 -----------------------------------------------------------------------------------------------
 Galen Partners III, L.P.                            $14,136,782                     N-S
 610 Fifth Avenue, 5th Floor
 New York, New York 10020
 -----------------------------------------------------------------------------------------------
 Galen Partners International III, L.P.               $1,279,573                     N-6
 610 Fifth Avenue, 5th Flr.
 New York, NY 10020
 -----------------------------------------------------------------------------------------------
 Galen Employee Fund III, L.P.                           $57,875                     N-7
 610 Fifth Avenue, 5th Flr.
 New York, NY 10020
 -----------------------------------------------------------------------------------------------
 Care Capital Investments II, LP                      $5,000,000                     N-1
 47 Hulfish Street
 Suite3l0
 Princeton, NJ 08542
 -----------------------------------------------------------------------------------------------
 Essex Woodlands Health Ventures V, L.P.              $5,000,000                     N-2
 190 South LaSalle Street
 Suite2800
 Chicago, IL 60603
 -----------------------------------------------------------------------------------------------
 Roger Griggs                                           $500,000                     N-3
 c/o Tom Jennings
 7300 Turfway Road
 Suite300
 Florence, KY 41042
 -----------------------------------------------------------------------------------------------
 Bernard Selz                                           $342,454                    N-iO
 c/o Furman Se!z
 230ParkAvenue
 New York, New York 10069
 -----------------------------------------------------------------------------------------------
 Michael and Susan Weisbrot                              $40,590                     N-8
 1136 Rock Creek Road
 Gladwyne, Pennsylvania 19035
 -----------------------------------------------------------------------------------------------
 Greg Wood                                               $27,425                     N-9
 1263 East Calavera Street
 Altadena, California 19001
 -----------------------------------------------------------------------------------------------


                                    EXHIBIT B
                                    ---------

                                FORM OF DEBENTURE





                                   See Tab 3.

                                    EXHIBIT C
                                    ----------

                             SCHEDULE OF EXCEPTIONS



                                   See Tab 2.

                                    EXHIBIT D
                                    ---------

                             SUBSCRIPTION AGREEMENT



                                    See Tab 6

                                    EXHIBIT E
                                    ---------

                       COMPANY GENERAL SECURITY AGREEMENT



                                   See Tab 13.

                                    EXHIBIT F
                                    ---------

                               GUARANTY AGREEMENT



                                   See Tab 14.

                                    EXHIBIT G
                                    ---------

                          GUARANTORS SECURITY AGREEMENT



                                   See Tab 15

                                    EXHIBIT H
                                    ---------

                                  LEGAL OPINION



                                   See Tab 45.

                                    EXHIBIT I
                                    ---------

                                VOTING AGREEMENT



                                   See Tab 10.

                                    EXHIBIT J
                                    ---------

                            FORM OF JOINDER AGREEMENT

                              JOINDER TO DEBENTURE
                               PURCHASE AGREEMENT
                               ------------------

         THIS JOINDER AGREEMENT, to the Debenture Purchase Agreement, dated as of December 20, 2002 (the "Agreement") by and among Halsey Drug Co., Inc., a New York corporation (the "Company"), Care Capital LLC, Essex Woodlands Health Ventures and the other Purchasers listed on the signature page thereto is made and entered into as of ___________ __, 2003 by and between the Company and _______________ (the "Purchaser"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

         WHEREAS, Purchaser has purchased the Securities from the Company as more particularly described as Exhibit A-l hereto pursuant to the Agreement; and

         WHEREAS, the Agreement requires Purchaser, as a holder of Securities, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

         1. Agreement to be Bound. Purchaser hereby agrees that upon execution of this Joinder Agreement, it shall become a party to the Agreement and shall be fully bound by, and subject to, and entitled to the rights and benefits of, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Purchaser for all purposes thereof.

         2. Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

         3. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         4. Notices. For purposes of Section 19.5 of the Agreement, all notices, demands or other communications to the Purchaser shall be directed to:

                                     [Name]
                                    [Address]
                               [Facsimile Number]

         5. Governing Law. This agreement and rights of the parties hereunder shall be governed in all respects by the law of the State of New York wherein the terms of this Joinder Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         6. Consent to Jurisdiction. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New

York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising our of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Transaction Document to which it is a party in any such New York State or United States Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         8. Descriptive Headings. The description headings of this Joinder Agreement are inserted for convenience only and do not constitute a part of this Joinder Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

                                          HALSEY DRUG CO., INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          [PURCHASER]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   EXHIBIT A-1


                            Description of Securities
                            -------------------------

                                    EXHIBIT K

                           DEBENTUREHOLDERS AGREEMENT



                                   See Tab 9.

                                    EXHIBIT L

                             STOCK PLEDGE AGREEMENT



                                   See Tab 16.

                                    EXHIBIT M

                             SUBORDINATION AGREEMENT



                                   See Tab 8.

                                    EXHIBIT N

                           RECAPITALIZATION AGREEMENT



                                   See Tab 11.

                                    EXHIBIT O

                        REMAINING GALEN ENTITIES WARRANTS


                                   See Tab 11.


                                    EXHIBIT 0
            LISTING OF REMAINING GALEN WARRANTS UNDER 1998 OFFERING,
                         1999 OFFERINGS AND BRIDGE LOANS

    --------------------------- ------------------- -------------------- ---------------------- ---------------------
                                                           Galen            Galen Partners             Galen
       Debenture Warrants:      Warrant Exercise    Partners III, L.P.    International III,    Employee Fund III,
                                      Price                                      L.P.                   L.P.
    --------------------------- ------------------- -------------------- ---------------------- ---------------------
         1998 Debentures
    --------------------------- ------------------- -------------------- ---------------------- ---------------------
    March 10, 1998                  $ 1.3400              1,743,914            193,257                  7,648
    ---------------------------     ----------------     ----------         ----------             ----------
    March 10, 1998                  $ 2.1700              1,705,072            188,953                  7,478
    ---------------------------     ----------------     ----------         ----------             ----------
    June 1, 1998                    $ 1.3400                419,210             46,456                  1,838
    ---------------------------     ----------------     ----------         ----------             ----------
    June 1,1998                     $2.1700                 409,873             45,421                  1,797
    ------ ---------------------     ----------------     ----------         ----------             ----------
                                                          4,278,069            474,087                 18,761
    ---------------------------     ----------------     ----------         ----------             ----------
         1999 Debentures
    ---------------------------     ----------------     ----------         ----------             ----------
    May 26, 1999                    $ 1.4040                602,483             54,535                  2,467
    ---------------------------     ----------------     ----------         ----------             ----------
    May 26, 1999                    $ 2.2850                602,483             54,535                  2,467
    ---------------------------     ----------------     ----------         ----------             ----------
                                                          1,204,966            109,070                  4,934
    ---------------------------     ----------------     ----------         ----------             ----------
       Bridge Loan Warrants
    ---------------------------     ----------------     ----------         ----------             ----------
    August 12, 1998                 $ 2.2100                 47,646              4,611                    209
    ---------------------------     ----------------     ----------         ----------             ----------
    Sept. 17, 1998                  $ 1.8900                 23,824              2,305                    104
    ---------------------------     ----------------     ----------         ----------             ----------
    October 2, 1998                 $ 1.7300                 23,824              2,305                    104
    ---------------------------     ----------------     ----------         ----------             ----------
    October 19, 1998                $ 1.5000                  7,147                692                     31
    ---------------------------     ----------------     ----------         ----------             ----------
    October 19, 1998                $ 1.4700                 35,735              3,459                    156
    ---------------------------     ----------------     ----------         ----------             ----------
    Nov. 6, 1998                    $ 1.4700                 71,471              6,917                    311
    ---------------------------     ----------------     ----------         ----------             ----------
    Dec. 2, 1998                    $ 1.3000                654,098             59,208                  2,679
    ---------------------------     ----------------     ----------         ----------             ----------
    March 8, 1999                   $ 1.1400                 64,120              5,804                    262
    ---------------------------     ----------------     ----------         ----------             ----------
    May 3, 1999                     $ 1.1200                 11,863              1,073                     49
    ---------------------------     ----------------     ----------         ----------             ----------
    January 17, 2000                $ 1.4000                 23,965              2,169                     99
    ---------------------------     ----------------     ----------         ----------             ----------
    January 21, 2000                $ 1.4300                 47,931              4,339                    196
    ---------------------------     ----------------     ----------         ----------             ----------
    February 19,. 2000              $ 1.1300                 23,965              2,169                     99
    ---------------------------     ----------------     ----------         ----------             ----------
    March 4, 2000                   $ 1.5500                 23,965              2,169                     99
    ---------------------------     ----------------     ----------         ----------             ----------
    August 15, 2001                 $ 3.0120                140,459             12,715                    576
    ---------------------------     ----------------     ----------         ----------             ----------
    January 9, 2002                 $ 1.8370                146,157             13,230                    598
    ---------------------------     ----------------     ----------         ----------             ----------
    January 9, 2002                 $ 1.8370                 66,805              6,047                    273
    ---------------------------     ----------------     ----------         ----------             ----------
    February 1, 2002                $ 1.8700                 68,518              6,202                    280
    ---------------------------     ----------------     ----------         ----------             ----------
    March 1, 2002                   $ 2.0870                 68,518              6,202                    280
    ---------------------------     ----------------     ----------         ----------             ----------
    April 1, 2002                   $ 2.0100                 45,678              4,135                    187
    ---------------------------     ----------------     ----------         ----------             ----------
    May 8, 2002                     $ 2.1600              1,635,580            148,044                  6,696
    ---------------------------     ----------------     ----------         ----------             ----------
    May 8, 2002                     $ 2.1600                548,142             49,614                  2,244
    ---------------------------     ----------------     ----------         ----------             ----------
    May 8, 2002                     $ 2.1600                241,586             21,867                    989
    ---------------------------     ----------------     ----------         ----------             ----------
    June 3, 2002                    $ 1.9000                215,194             19,478                    881
    ---------------------------     ----------------     ----------         ----------             ----------
    July 23, 2002                   $ 1.7200                186,772             16,905                    765
    ---------------------------     ----------------     ----------         ----------             ----------
    July 23, 2002                   $ 1.4500                 82,220              7,442                    337
    ---------------------------     ----------------     ----------         ----------             ----------
    August 5, 2002                  $ 1.5100                151,245             13,690                    619
    ---------------------------     ----------------     ----------         ----------             ----------



    Sept. 3, 2002                   $ 1.5100                121,808             11,025                    499
    ---------------------------     ----------------     ----------         ----------             ----------
    October 1, 2002                 $ 1.7545                 93,386              8,453                    382
    ---------------------------     ----------------     ----------         ----------             ----------
    November 4, 2002                $ 1.7565                 11,775              1,066                     48
    ---------------------------     ----------------     ----------         ----------             ----------
    November 12, 2002               $ 1.7730                 10,151                919                     42
    ---------------------------     ----------------     ----------         ----------             ----------
    November 21, 2002               $ 1.5770                 24,971              2,260                    102
    ---------------------------     ----------------     ----------         ----------             ----------
    December 5, 2002                $ 1.2770                 13,704              1,240                     56
    ---------------------------     ----------------     ----------         ----------             ----------
                                                          4,932,223            447,754                 20,252
    ---------------------------     ----------------     ----------         ----------             ----------
                                                         10,415,258          1,030,911                 43,947
    ---------------------------     ----------------     ----------         ----------             ----------
